UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Soliciting Material under §240.14a-12

Waste Management, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Due to on-going public health concerns related to the COVID-19 pandemic, we will be holding a virtual Annual Meeting. You may access and participate in the virtual Annual Meeting using your control number, including asking questions, examining the list of registered stockholders and voting shares, if you were a stockholder of record as of the close of business on the record date or held shares through a bank, broker, or nominee on that date.
Virtual Meeting Date:
Tuesday, May 11, 2021
Virtual Meeting Time:
11:00 a.m. Central Time
Virtual Meeting Location:
www.virtualshareholdermeeting.com/WM2021
Record Date:
March 17, 2021
Agenda for the Annual Meeting (or any adjournment or postponement thereof):
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To elect the nine nominees named in the attached proxy statement to our Board of Directors;

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To vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

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To vote on a non-binding, advisory proposal to approve our executive compensation; and

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To conduct other business that is properly raised at the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 are available on the “Investors” webpage at www.wm.com.
You may submit your proxy via the Internet by following the instructions provided in the Notice or, if you received printed copies of the proxy materials, on your proxy card.

If you received printed copies of the materials in accordance with the instructions in the Notice, you also have the option to submit your proxy by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 10, 2021.

If you received printed copies of the proxy materials in accordance with the instructions in the Notice and would like to submit your proxy by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or nominee that you must follow in order to have your shares of Common Stock voted at the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR each of the proposals on the meeting agenda.
Your vote is important. We urge all stockholders — whether attending the virtual Annual Meeting or not — to vote and submit their proxies as soon as possible using one of the methods described above.
Courtney A. Tippy Corporate Secretary

Enroll in Electronic Delivery Today. Help us save paper, time and money! If you are a beneficial owner, visit http://www.proxyvote.com or follow the instructions on the Notice, proxy card or voting instructions. All stockholders may also enroll at https://enroll.icsdelivery.com/wmi.

March 31, 2021

PROXY STATEMENT
Waste Management, Inc. is a holding company, and all operations are conducted by its subsidiaries. Our subsidiaries are operated and managed locally and focus on providing services in distinct geographic areas. Through our subsidiaries, we are North America’s leading provider of comprehensive waste management environmental services, providing services throughout the United States (“U.S.”) and Canada, and we are also a leading developer, operator and owner of landfill gas-to-energy facilities in the U.S.
Our Board of Directors is soliciting your proxy for the 2021 Annual Meeting of Stockholders and at any postponement or adjournment of the meeting. We are furnishing proxy materials to our stockholders primarily via the Internet. On March 31, 2021, we sent an electronic notice of how to access our proxy materials and our Annual Report to stockholders that have previously signed up to receive their proxy materials via the Internet. On March 31, 2021, we began mailing a Notice of Internet Availability of Proxy Materials to those stockholders that previously have not signed up for electronic delivery. The Notice contains instructions on how stockholders can access our proxy materials on the website referred to in the Notice or request that a printed set of the proxy materials be sent to them.
Enroll in Electronic Delivery Today!   We encourage stockholders to elect to receive all future proxy materials electronically, which is free, fast, convenient, environmentally friendly and helps lowers our printing and postage costs. If you are a beneficial owner, visit http://www.proxyvote.com or follow the instructions on your Notice, proxy card or voting instructions. All stockholders may also enroll at https://enroll.icsdelivery.com/wmi. Thank you for supporting our sustainability mission.
Record Date   March 17, 2021.
Quorum   The holders of a majority of the shares of Common Stock outstanding on the record date must be present in person or by proxy.
Shares Outstanding   There were 422,040,583 shares of our Common Stock outstanding and entitled to vote as of March 17, 2021.
Attending the Meeting   Due to on-going public health concerns related to the COVID-19 pandemic, we will be holding a virtual Annual Meeting. If you were a stockholder of record as of the close of business on the record date or held shares through a bank, broker, or nominee on that date, you are entitled to access and participate in the virtual Annual Meeting, including asking questions, examining the list of registered stockholders and voting shares. To attend the virtual Annual Meeting, you must use the link provided and enter the 16-digit control number found on your Notice, proxy card, or voting instructions. If you do not have your 16-digit control number, you will be admitted to the virtual Annual Meeting as a guest, but you will not have the ability to vote your shares or ask questions at the virtual Annual Meeting. If you are a beneficial owner, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. We encourage you to access the virtual Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on May 11, 2021. If you have difficulty accessing the meeting, a phone number for technical support will be available at the virtual Annual Meeting web address on the day of the meeting.
Virtual Annual Meeting Web Address   www.virtualshareholdermeeting.com/WM2021
Submitting Your Proxy   Internet, phone, or mail.
Voting and Asking Questions at the Meeting   Stockholders can vote and ask questions during the virtual Annual Meeting by following the instructions available on the meeting website during the meeting. Questions relevant to the business of the Company or the Annual Meeting may be submitted in a field provided by the virtual meeting platform. An audio recording of the virtual Annual Meeting, including the question and answer segment, will be available on the “Investors” webpage at www.wm.com after the meeting. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please read the Notice of Annual Meeting of Stockholders and this Proxy Statement with care and follow the voting instructions to ensure that your shares are represented at the Annual Meeting.
Changing Your Vote   Stockholders of record may revoke their proxy at any time before we vote it at the meeting by submitting a later-dated proxy via the Internet, by telephone, by mail, by delivering instructions to our Corporate Secretary
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PROXY STATEMENT
before the Annual Meeting revoking the proxy or by voting during the virtual Annual Meeting. Attendance at the Annual Meeting, by itself, will not revoke a proxy. If you hold shares through a bank or brokerage firm, you may revoke any prior voting instructions by contacting that firm.
Votes Required to Adopt Proposals   Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the nine director nominees and one vote on each other matter. To be elected, a director must receive a majority of the votes cast with respect to that director’s election at the meeting. This means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. Each of the other proposals requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock present, either by proxy or in person, and entitled to vote on the matter.
Effect of Abstentions and Broker Non-Votes   Abstentions will have no effect on the election of directors. For each of the other proposals, abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote on the matters.
If your shares are held by a broker, you may submit your voting instructions to the broker as to how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give voting instructions for the proposal to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. However, with respect to the election of directors and the advisory vote on executive compensation, the broker cannot vote your shares without instructions from you; when this happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they have no effect on the outcome of the vote on the election of directors or the advisory vote on executive compensation.
Voting Instructions   You may receive more than one proxy card depending on how you hold your shares. If you hold shares through a broker, your ability to submit your voting instructions by phone or over the Internet depends on your broker’s voting process. You should complete and return each proxy or other voting instruction request provided to you. If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy but do not give voting instructions, we will vote your shares in accordance with the recommendation of the Board on each of the proposals as set forth below. If you give us your proxy, your shares will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting.
Item	Matter	Board Vote Recommendation
1	Election of Director Nominees set forth in this Proxy Statement	FOR each director nominee
2	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2021	FOR
3	Approve the Company’s Executive Compensation	FOR
Stockholder Proposals and Nominees for the 2022 Annual Meeting   The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s By-law and Securities and Exchange Commission (“SEC”) requirements for submitting a proposal or nomination. We also ask that you email a courtesy copy of any notice to GCLegal@wm.com. A copy of our By-laws may be obtained free of charge by writing to our Corporate Secretary and is available in the “ESG — Corporate Governance” section of the “Investors” page on our website at www.wm.com.
Stockholder Proposals: Eligible stockholders who wish to submit a proposal for inclusion in the proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for our 2022 Annual Meeting must submit their proposal to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 for receipt on or before November 29, 2021. The proponent and the proposal must comply with the requirements set forth in the federal securities laws, including Rule 14a-8 of the Exchange Act, in order to be included in the Company’s proxy statement and proxy card for the 2021 Annual Meeting.
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PROXY STATEMENT
Advance Notice Proposals and Nominations: In addition, the Company’s By-laws establish advance notice procedures that must be complied with for stockholders to bring proposals that are not included in the Company’s proxy materials and nominations of persons for election as directors (other than pursuant to our proxy access By-law discussed below) before an annual meeting of stockholders. In accordance with our By-laws, for a proposal or nominee not included in our proxy materials to be properly brought before the 2022 Annual Meeting, a stockholder’s notice must be delivered to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 no earlier than December 12, 2021 and no later than January 11, 2022 and must contain the information specified in the Company’s By-laws.
Proxy Access Nominations: The Company’s By-laws permit a stockholder or group of up to 20 stockholders owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two individuals, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s By-laws. Notice of proxy access director nominees must be delivered to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 no earlier than October 30, 2021, and no later than November 29, 2021, together with other information required by the Company’s By-laws.
Expenses of Solicitation   We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by Internet or telephone, or by Waste Management officers and employees of the Company’s subsidiaries without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, Innisfree M&A Incorporated has been hired to help in the solicitation of proxies for the 2021 Annual Meeting for a fee of $15,000 plus associated costs and expenses.
Annual Report   A copy of our Annual Report on Form 10-K for the year ended December 31, 2020, which includes our financial statements for fiscal year 2020, is included with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.
Householding Information   We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Proxy Statement and Annual Report unless we are notified that one or more of these individuals wishes to receive separate copies. This procedure helps reduce our printing costs and postage fees.
If you wish to receive a separate copy of this Proxy Statement and the Annual Report, please contact: Waste Management, Inc., Corporate Secretary, 800 Capitol Street, Suite 3000, Houston, Texas 77002, telephone 713-512-6200.
If you do not wish to participate in householding in the future and prefer to receive separate copies of the proxy materials, please contact: Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-866-540-7095. If you are currently receiving multiple copies of proxy materials and wish to receive only one copy for your household, please contact Broadridge.
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BOARD OF DIRECTORS
Our Board of Directors currently has ten members. Each member of our Board is elected annually. Mr. Frank M. Clark, Jr. has reached the retirement age set forth in the Company’s Corporate Governance Guidelines; therefore, he is not standing for re-election and his term as a director of the Company will expire at the 2021 Annual Meeting. The Board of Directors intends to reduce the size of the Board to nine members effective as of the expiration of Mr. Clark’s term at the 2021 Annual Meeting.
Nominees for Director
				Committee
Name	Age	Tenure	Independent	Audit	Management Development & Compensation	Nominating & Governance
James C. Fish, Jr.	58	2016 – Present
Andrés R. Gluski	63	2015 – Present
Victoria M. Holt	63	2013 – Present
Kathleen M. Mazzarella	61	2015 – Present
Sean E. Menke	52	2021 – Present
William B. Plummer	62	2019 – Present
John C. Pope	71	1997 – Present
Maryrose T. Sylvester	55	2021 – Present
Thomas H. Weidemeyer	73	2005 – Present
Chair, as of 2021 Annual Meeting          Member
Leadership Structure
Mr. Thomas H. Weidemeyer has served as our Non-Executive Chairman of the Board since May 2018 and presides over all meetings of the Board, including executive sessions that only non-employee directors attend. Stockholders and interested parties wishing to communicate with the Board or the non-employee directors should address their communications to Mr. Thomas H. Weidemeyer, Non-Executive Chairman of the Board, c/o Waste Management, Inc., P.O. Box 53569, Houston, Texas 77052-3569.
We separated the roles of Chairman of the Board and Chief Executive Officer at our Company in 2004. We believe that having a Non-Executive Chairman of the Board is in the best interests of the Company and stockholders, due in part to the ever-increasing demands made on boards of directors under federal securities laws, national stock exchange rules and other federal and state regulations. The separation of the positions allows our Chairman of the Board to focus on management of Board matters and allows our Chief Executive Officer to focus his attention on managing our business. Additionally, we believe the separation of those roles contributes to the independence of the Board in its oversight role and in assessing the Chief Executive Officer and management generally. The Non-Executive Chairman’s responsibilities include leading full Board meetings and executive sessions and managing the Board function. The Board elected Mr. Weidemeyer to serve as Chairman of the Board due to his many years as a valuable member of our Board, his experience serving on boards of other large public companies and his extensive operational and leadership experience. Mr. Weidemeyer also serves on all three Board committees.
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BOARD OF DIRECTORS
Independence of Board Members
The Board of Directors has determined that each of the following eight non-employee director nominees are independent in accordance with the New York Stock Exchange listing standards: Andrés R. Gluski, Victoria M. Holt, Kathleen M. Mazzarella, Sean E. Menke, William B. Plummer, John C. Pope, Maryrose T. Sylvester and Thomas H. Weidemeyer. James C. Fish, Jr., our President and Chief Executive Officer, is also a director of the Company. As an employee of the Company, Mr. Fish is not an “independent” director.
To assist the Board in determining independence, the Board of Directors adopted categorical standards of director independence, which meet or exceed the requirements of the New York Stock Exchange. These standards specify certain relationships that are prohibited in order for the non-employee director to be deemed independent. The categorical standards our Board uses in determining independence are included in our Corporate Governance Guidelines, which can be found on our website. In addition to these categorical standards, our Board makes a subjective determination of independence considering relevant facts and circumstances.
The Board reviewed all commercial and non-profit affiliations of each non-employee director and the dollar amount of all transactions between the Company and each entity with which a non-employee director is affiliated to determine independence. These transactions consisted of the Company, through its subsidiaries, providing waste management services in the ordinary course of business and the Company’s subsidiaries purchasing goods and services in the ordinary course of business and included commercial dealings with Graybar Electric Company, Inc., Sabre Corporation and The AES Corporation. Ms. Mazzarella, Mr. Menke and Mr. Gluski, respectively, serve as chief executive officer of these entities. The Board concluded there are no transactions between the Company and any entity with which a non-employee director is affiliated that (a) are prohibited by our categorical standards of independence, (b) are material individually or in the aggregate or (c) give rise to a material direct or indirect interest for that non-employee director. Accordingly, the Board has determined that each non-employee director candidate meets the categorical standards of independence and that there are no relationships that would affect independence.
Meetings and Board Committees
Last year the Board held seven regular meetings and four special meetings, and each committee of the Board met independently as set forth below. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served. In addition, all directors attended the 2020 virtual Annual Meeting of Stockholders. We do not have a formal policy, but it has been longstanding practice that all directors attend the annual meeting of stockholders unless there are unavoidable schedule conflicts or unforeseen circumstances.
The Board appoints committees to help carry out its duties. Committee members take on greater responsibility for key issues. All members of the Board are invited to attend, and do generally attend, all committee meetings. The committees review meeting results and recommendations with the full Board. The Board has three separate standing committees: the Audit Committee; the Management Development and Compensation Committee (the “MD&C Committee”); and the Nominating and Governance Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary.
Role in Risk Oversight
Our executive officers have primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure that the processes designed, implemented and maintained by our executives are functioning as intended and adapted when necessary to respond to changes in our Company’s strategy as well as emerging risks. The primary means by which our Board oversees our risk management processes is through its regular communications with management and by regularly reviewing our enterprise risk management, or ERM, framework. We believe that our leadership team’s engagement and communication methods are supportive of comprehensive risk management practices and that our Board’s involvement is appropriate to ensure effective oversight.
Our ERM process is supported by regular inquiries of our Company’s Senior Leadership Team, and additional members of management and operations leadership across the enterprise, as to the risks, including emerging risks, that may affect the execution of our strategic priorities or achievement of our long-term outlook. For the most significant risks, the ERM process is designed to generate actionable insights that are actively discussed and reviewed with the Senior Leadership Team and our Board. Risks and opportunities are assessed and then prioritized using internal evaluations of
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BOARD OF DIRECTORS
financial impact, likelihood of occurrence, outlook for changes in the nature or extent of risk exposure and a self-assessment of the Company’s confidence in existing risk mitigation efforts. The Senior Leadership Team reviews the outcomes of the risk assessments, focusing largely on the estimated scope of impacts, as well as the adequacy of current support by internal staff, the sufficiency of financial support for mitigation measures needed to manage and reduce risk, and the sufficiency of any third-party expertise that may be necessary to supplement internal resources. All significant risks have a standardized scorecard that includes forward-looking action plans with measurable indicators and progress updates on action plans from previous assessments.
At quarterly Audit Committee meetings, management provides an ERM report and a deep-dive on specific risk topics. Additionally, risks related to our strategy, operations and financial results are also addressed in our Board meetings. Our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Legal Officer report to our Board and Audit Committee at these meetings, and other members of management periodically attend and present information, including those responsible for our Internal Audit, Environmental Audit, Business Ethics and Compliance, People, Government Affairs, Digital, Insurance, Safety, Finance and Accounting functions. These presentations allow our directors to have direct communication with management and assess management’s evaluation and administration of the Company’s risk profile through our ERM process. Examples of key areas of assessment addressed by our ERM process and overseen by our Audit Committee and Board include the following: industry disruption; revenue management; legal and regulatory; capital allocation; supply chain management; service to customers; cost discipline; process improvement; physical infrastructure; brand management; health & safety; human capital; information security; technology and currency, interest rate and commodity risk management. Additionally, in accordance with New York Stock Exchange requirements, the Audit Committee is responsible for discussing our major financial risk exposures, steps management has taken to monitor and control such exposures and the Company’s process for risk assessment and management, and quarterly reports are made to the Audit Committee on financial and compliance risks.
Management is encouraged to communicate with our directors with respect to any issues or developments that may require consideration between regularly scheduled Board meetings, and members of management are regularly in direct contact with our Non-Executive Chairman of the Board and our committee chairs. Our Non-Executive Chairman of the Board also facilitates communications with our Board of Directors as a whole and is integral in initiating the discussions among the independent directors necessary to ensure management is adequately evaluating and overseeing risks to our Company.
Oversight of ESG Risk and Performance
As North America’s leading provider of comprehensive waste management environmental services, sustainability and environmental stewardship is embedded in all that we do. We have enabled a people-first, technology-led focus to drive our mission, that we are Always Working for a Sustainable Tomorrow. As a result, it would not be effective, or possible, to assign responsibility for oversight of our environmental, social and governance (“ESG”) risk and performance to any one committee of our Board of Directors. Rather, various aspects of ESG, which are already organically a part of our Board and committees’ oversight of our performance, risk management and strategic vision, are addressed in different committees and with our full Board of Directors, as appropriate depending on the subject matter.
Our Board has a dedicated annual strategic planning session with our Senior Leadership Team and receives focused strategic updates quarterly. Given the nature of our business, those sessions will address topics such as sustainable operations, waste diversion, recycling business improvements, potentially disruptive technologies and environmental impacts, risks and opportunities. In 2020, the Board received a dedicated strategy update regarding ESG and climate impacts, responses and goal setting. Additionally, reflective of our people-first strategy and the importance of inclusion and diversity and safety to our organization, the full Board of Directors receives annual in-depth reports on leadership, workforce and supplier diversity, as well as quarterly safety performance updates. Through these reports, our Board directly oversees our progress toward inclusion and diversity and safety goals.
Our Audit Committee also plays a significant role in oversight of ESG risk and performance. As discussed above, our Audit Committee receives a quarterly ERM update with deep-dives into specific risk topics. At least annually, one of the quarterly deep-dives will look at an aspect of ESG risk. Additionally, the Audit Committee receives quarterly reports on our compliance programs, including ethics and environmental and safety audit, with an annual in depth review of our compliance programs. Our Audit Committee also has responsibility for oversight of information and cyber security and assessment of cyber threats and defenses. Our Audit Committee receives reports from our Digital organization at least
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BOARD OF DIRECTORS
twice a year. Topics historically covered in such reports include third party evaluation of our technology infrastructure and information security management system against the industry-standard NIST (National Institute of Standards and Technology) cybersecurity framework; risk mitigation through the Company’s enterprise-wide cyber security training, including our Board of Directors, conducted at least annually, regular simulated phishing tests and third party penetration testing; review of the Company’s cyber incident insurance coverage and external cyber incident resources and consideration of applicable laws and regulations, including those related to privacy.
Additional areas of ESG oversight managed by our MD&C Committee include review of employee health, welfare and benefit programs and compensation plan risk assessment. The Committee also engages in quarterly sessions with our President and Chief Executive Officer and our Senior Vice President and Chief People Officer regarding talent development and succession planning at several levels of our organization. A critical component of these talent development and succession planning efforts is the recognition that inclusion and diversity are part of the Company’s core values. Recognizing the importance of social justice, our People programs overseen by our MD&C Committee embrace and cultivate respect, trust, open communication and diversity of thought and people.
Strong and effective corporate governance is established and overseen by our Nominating & Governance Committee. The Committee leads the process for annual Board, committee and director evaluations and is responsible for review and recommendation of Board and committee composition and leadership. In connection with performing this vital function, the Nominating & Governance Committee reviews the skills, expertise and qualifications of our existing directors, as well as potential external candidates, and considers matters such as inclusion and diversity, tenure and Board refreshment. These efforts deliver on the Nominating & Governance Committee’s purpose to identify and nominate the best possible candidates to guide and support the Company’s strategy and its commitment to serve and care for our customers, the environment, the communities in which we work and our stockholders.
For additional information about the topics discussed above, including ESG goals, metrics and progress, we encourage stockholders to review our 2020 Sustainability Report at https://sustainability.wm.com. Our 2020 Sustainability Report does not constitute a part of, and is not incorporated by reference into, this Proxy Statement or any report filed with the SEC.
   2021 Proxy Statement   |   7

BOARD OF DIRECTORS
THE AUDIT COMMITTEE Members:Number of Meetings Held in 2020: 8
William B. Plummer, Chairman Frank M. Clark, Jr. Andrés R. Gluski	Victoria M. Holt Sean E. Menke Thomas H. Weidemeyer

Mr. Plummer has been the Chairman of our Audit Committee since May 2020. Mr. Menke was appointed to our Audit Committee on March 15, 2021, which was after the Audit Committee’s review of our Annual Report on Form 10-K. Each member of our Audit Committee satisfies the additional New York Stock Exchange independence standards for audit committees set forth in Section 10A of the Exchange Act. Our Board of Directors has determined that Audit Committee Chairman Mr. Plummer, Mr. Clark, Mr. Gluski, and Ms. Holt are audit committee financial experts as defined by the SEC based on a thorough review of their education and financial and public company experience. Additional information regarding our directors’ expertise and qualifications is available under “Election of Directors” below.

Key Functions

The Audit Committee’s duties are set forth in a written charter that was approved by the Board of Directors. A copy of the charter can be found on our website. The Audit Committee generally is responsible for overseeing all matters relating to our financial statements and reporting, independent auditors and internal audit function. As part of its function, the Audit Committee reports the results of all of its reviews to the full Board. In fulfilling its duties, the Audit Committee, has the following responsibilities:

Administrative Responsibilities
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Report to the Board, at least annually, all public company audit committee memberships by members of the Audit Committee;

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Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board; and

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Adopt an orientation program for new Audit Committee members.

Financial Statements
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Review financial statements and Forms 10-K and 10-Q with management and the independent auditor;

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Review all earnings press releases and discuss with management the type of earnings guidance that we provide to analysts and rating agencies;

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Discuss with the independent auditor any material changes to our accounting principles and matters required to be communicated by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301 Communications with Audit Committees;

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Review our financial reporting, accounting and auditing practices with management, the independent auditor and our internal auditors;

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Review management’s and the independent auditor’s assessment of the adequacy and effectiveness of internal controls over financial reporting; and

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Review executive officer certifications related to our reports and filings.

Independent Auditor
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Engage an independent auditor, determine the auditor’s compensation and replace the auditor if necessary;

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Review the independence of the independent auditor and establish our policies for hiring current or former employees of the independent auditor;

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Evaluate the lead partner of our independent audit team and review a report, at least annually, describing the independent auditor’s internal control procedures; and

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Pre-approve all services, including non-audit engagements, provided by the independent auditor.

Internal Audit
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Review the plans, staffing, reports and activities of the internal auditors; and

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Review and establish procedures for receiving, retaining and handling complaints, including anonymous complaints by our employees, regarding accounting, internal controls and auditing matters.

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BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board of Directors, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and to select the independent auditor for ratification by stockholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2020 with management and the independent registered public accounting firm, and has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report:
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First, the Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal year 2020, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•
Second, the Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of other non-audit services to the Company is compatible with the auditor’s independence.

•
Third, the Audit Committee met periodically with members of management, the internal auditors and Ernst & Young LLP to review and discuss internal controls over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2020, as well as Ernst & Young LLP’s report regarding the effectiveness of internal control over financial reporting.

•
Finally, the Audit Committee reviewed and discussed, with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet as of December 31, 2020, and consolidated statements of operations, comprehensive income, cash flows and changes in equity for the fiscal year ended December 31, 2020, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

The Committee has also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans of their respective audits. The Committee meets periodically with both the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls over financial reporting.
The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm.
Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board (and the Board approved) that the Company’s financial statements be included in its annual report for its fiscal year ended December 31, 2020. The Committee has also approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021.
The Audit Committee of the Board of Directors
William B. Plummer, Chairman
Frank M. Clark, Jr.
Andrés R. Gluski
Victoria M. Holt
Thomas H. Weidemeyer

   2021 Proxy Statement   |   9

BOARD OF DIRECTORS
THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE Members:Number of Meetings Held in 2020: 5
Frank M. Clark, Jr., Chairman Andrés R. Gluski Kathleen M. Mazzarella William B. Plummer	John C. Pope Maryrose T. Sylvester Thomas H. Weidemeyer

Mr. Clark has served as the Chairman of our MD&C Committee since May 2011. Ms. Sylvester was appointed to our MD&C Committee on March 15, 2021, which was after the MD&C Committee’s approval of the Compensation Committee Report below. Each member of our MD&C Committee is independent in accordance with the rules and regulations of the New York Stock Exchange. Chairman Clark has reached the retirement age set forth in the Company’s Corporate Governance Guidelines and is not standing for re-election. In February 2021, the Nominating and Governance Committee recommended, and the Board approved, appointment of Mr. Gluski to become Chairman of our MD&C Committee, effective upon the expiration of Chairman Clark’s term as a director of the Company at the 2021 Annual Meeting.

Key Functions
Our MD&C Committee is responsible for overseeing our executive officer compensation, as well as developing the Company’s compensation philosophy generally. The MD&C Committee’s written charter, which was approved by the Board of Directors, can be found on our website. In fulfilling its duties, the MD&C Committee has the following responsibilities:
•
Review and establish policies governing the compensation and benefits of our executive officers;

•
Approve the compensation of our executive officers and set the bonus plan goals for those individuals;

•
Conduct an annual evaluation of our Chief Executive Officer by all independent directors and set his compensation;

•
Oversee the administration of our equity-based incentive plans;

•
Review the results of the stockholder advisory vote on executive compensation and consider any implications of such voting results on the Company’s compensation programs;

•
Recommend to the full Board new Company compensation and benefit plans or changes to our existing plans;

•
Evaluate and recommend to the Board the compensation paid to our non-employee directors;

•
Review the independence of the MD&C Committee’s compensation consultant annually; and

•
Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board.

In overseeing compensation matters, the MD&C Committee may delegate authority for day-to-day administration and interpretation of the Company’s plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to Company employees. However, the MD&C Committee may not delegate any authority to Company employees under those plans for matters affecting the compensation and benefits of the executive officers.

COMPENSATION COMMITTEE REPORT
The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis, beginning on page 23, with management. Based on their review and discussions, the MD&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Management Development and Compensation Committee of the Board of Directors
Frank M. Clark, Jr., Chairman Andrés R. Gluski Kathleen M. Mazzarella William B. Plummer John C. Pope Thomas H. Weidemeyer
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BOARD OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2020, Ms. Holt, Ms. Mazzarella and Messrs. Clark, Gluski, Plummer, Pope and Weidemeyer served on the MD&C Committee. No member of the MD&C Committee was an officer or employee of the Company during 2020; no member of the MD&C Committee is a former officer of the Company; and during 2020, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or MD&C Committee.

THE NOMINATING AND GOVERNANCE COMMITTEE
Members:	Number of Meetings Held in 2020: 5
Kathleen M. Mazzarella, Chairman Victoria M. Holt	John C. Pope Thomas H. Weidemeyer

Ms. Mazzarella was named Chairman of our Nominating and Governance Committee in May 2018. Each member of our Nominating and Governance Committee is independent in accordance with the rules and regulations of the New York Stock Exchange.

Key Functions
The Nominating and Governance Committee has a written charter that has been approved by the Board of Directors and can be found on our website. It is the duty of the Nominating and Governance Committee to oversee matters regarding corporate governance. In fulfilling its duties, the Nominating and Governance Committee has the following responsibilities:
•
Review and recommend the composition of our Board, including the nature and duties of each of our committees, in accordance with our Corporate Governance Guidelines;

•
Evaluate the charters of each of the committees and recommend directors to serve as committee chairs;

•
Review individual director’s performance in consultation with the Chairman of the Board and review the overall effectiveness of the Board;

•
Recommend retirement policies for the Board, the terms for directors and the proper ratio of employee directors to outside directors;

•
Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board;

•
Review stockholder proposals received for inclusion in the Company’s proxy statement and recommend action to be taken with regard to the proposals to the Board; and

•
Identify and recommend to the Board candidates to fill director vacancies.

The Nominating and Governance Committee is continually engaged in reviewing the skills, expertise and qualifications of our existing directors, as well as potential external candidates, to identify and nominate the best possible candidates to guide and support the Company’s strategy and its commitment to serve and care for our customers, the environment, the communities in which we work and our stockholders. This is a process that the Nominating and Governance Committee believes should continue to involve significant subjective judgments.
With the assistance of an external consultant, the Nominating and Governance Committee identified Mr. Sean E. Menke and Ms. Maryrose T. Sylvester as potential director candidates. Following a robust consideration process summarized below and recommendation by the Nominating and Governance Committee, the Board increased its size to ten members and elected Mr. Menke and Ms. Sylvester to serve as members of our Board, effective March 15, 2021. The Nominating and Governance Committee also recommended, and the Board approved, appointment of Mr. Menke to the Audit Committee and appointment of Ms. Sylvester to the MD&C Committee. Mr. Menke and Ms. Sylvester are nominees for re-election at the Annual Meeting.

   2021 Proxy Statement   |   11

BOARD OF DIRECTORS

The Nominating and Governance Committee considers current and future needs of the Board as a whole and uses a matrix of experience, skills and expertise to develop nominee criteria. The Committee evaluates nominees based on all factors it deems relevant, including personal and professional integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, and the potential for effectiveness, in conjunction with the other directors, to serve the long-term interests of the stockholders. The Committee seeks diversity in business experience, professional expertise, gender and racial / ethnic background. The Nominating and Governance Committee has considered the gender and racial / ethnic composition of our Board, including the presence of three women, Mr. Clark’s and Mr. Plummer’s self-identification as African American / Black and Mr. Gluski’s self-identification as Hispanic, and believes these factors, among numerous others, contribute to a valuable diversity of background, thoughts and opinions on our Board.

When nominating and re-nominating director candidates, the Committee also considers the need for Board refreshment and the tenure and age of individual directors and the Board as a whole. The Committee’s primary formal mechanism to support Board refreshment is the retirement age policy set forth in the Corporate Governance Guidelines, which includes the guideline that directors will not stand for reelection to the Board after reaching age 75 unless the Nominating and Governance Committee determines otherwise. The Committee believes that existing practices have been effective at bringing in new expertise and perspectives, while also maintaining the valuable industry knowledge, experience and stability that our longer-tenured directors provide.
The Nominating and Governance Committee will consider all potential nominees on their merits and welcomes suggestions from directors, members of management, and stockholders. Before being recommended for nomination by the Committee, director candidates are interviewed by the Chief Executive Officer, the Chairman of the Nominating and Governance Committee, and the Non-Executive Chairman of the Board, as well as additional members of the Board and an outside consultant. To suggest a nominee for consideration by the Nominating and Governance Committee, you should submit your candidate’s name, together with biographical information and his or her written consent to nomination to the Chairman of the Nominating and Governance Committee, Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002, between October 30, 2021 and November 29, 2021. Also, see “Stockholder Proposals and Nominees for the 2022 Annual Meeting — Proxy Access Nominations” for additional information about timing, notification and informational requirements under the Company’s proxy access By-law provisions.

Related Party Transactions
The Board of Directors has adopted a written Related Party Transactions Policy for the review and approval or ratification of related party transactions. Our policy generally defines related party transactions as current or proposed transactions in excess of $120,000 in which (a) the Company is a participant and (b) any director, executive officer or immediate family member of any director or executive officer has a direct or indirect material interest. In addition, the policy sets forth certain transactions that will not be considered related party transactions, including (a) executive officer compensation and benefit arrangements; (b) director compensation arrangements; (c) business travel and expenses, advances and reimbursements in the ordinary course of business; (d) indemnification payments and advancement of expenses, and payments under directors’ and officers’ indemnification insurance policies; (e) any transaction between the Company and any entity in which a related party has a relationship solely as a director, a less than 5% equity holder, or an employee (other than an executive officer) and (f) purchases of Company debt securities, provided that the related party has a passive ownership of no more than 2% of the principal amount of any outstanding series. The Nominating and Governance Committee is responsible for overseeing the policy.
All executive officers and directors are required to notify the Chief Legal Officer or the Corporate Secretary as soon as practicable of any proposed transaction that they or their family members are considering entering into that involves the Company. The Chief Legal Officer will determine whether potential transactions or relationships constitute related party transactions that must be referred to the Nominating and Governance Committee. Any member of the Committee who has an interest in a transaction presented for consideration will abstain from voting on the related party transaction.
The Nominating and Governance Committee will review a detailed description of the transaction, including the terms of the transaction; the business purpose of the transaction; the benefits to the Company and to the relevant related party; and whether the transaction would require a waiver of the Company’s Code of Conduct.
12   |       2021 Proxy Statement

BOARD OF DIRECTORS
In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, whether:
•
the terms of the related party transaction are fair to the Company and such terms would be reasonable in an arms-length transaction;

•
there are business reasons for the Company to enter into the related party transaction;

•
the related party transaction would impair the independence of any non-employee director;

•
the related party transaction would present an improper conflict of interest for any director or executive officer of the Company; and

•
the related party transaction is material to the Company or the individual.

The Nominating and Governance Committee’s consideration of related party transactions and its determination of whether to approve such a transaction are reflected in the minutes of the Nominating and Governance Committee’s meetings. As discussed above under “Independence of Board Members,” the Company reviewed all transactions between the Company and each entity with which a non-employee director is affiliated, as well as all transactions between the Company and each entity with which an executive officer is affiliated, and the Company is not aware of any transactions in 2020 that are required to be disclosed.
Board of Directors Governing Documents
Stockholders may obtain copies of our Corporate Governance Guidelines, the charters of the Audit Committee, the MD&C Committee, and the Nominating and Governance Committee, and our Code of Conduct free of charge by contacting the Corporate Secretary, c/o Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 or by accessing the “ESG — Corporate Governance” section of the “Investors” page on our website at www.wm.com.
Non-Employee Director Compensation
Our non-employee director compensation program consists of equity awards and cash consideration. Director compensation is recommended annually by the MD&C Committee, with the assistance of an independent third-party consultant, and set by action of the Board of Directors. The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable the Company to attract and retain highly skilled individuals with relevant experience. The compensation is also designed to reward the time and talent required to serve on the board of a company of our size and complexity. The Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.
2020 Non-Employee Director Compensation
In February 2020, the MD&C Committee conducted its annual review of non-employee director compensation with the assistance of the independent third-party consultant. The MD&C Committee recommended, and the Board of Directors approved, the following increases in non-employee director compensation, and such increases took effect with the next installments that were paid or granted in July 2020: (a) annual grant of Common Stock increased from $155,000 to $165,000; (b) annual cash retainer increased from $110,000 to $115,000 and (c) annual cash retainer for the Nominating and Governance Committee Chair increased from $15,000 to $20,000. Prior to this change, non-employee director compensation had been held flat since 2017.
Equity Compensation
Non-employee directors receive an annual grant of shares of Common Stock under the Company’s 2014 Stock Incentive Plan. The shares are fully vested at the time of grant; however, non-employee directors are required to hold all net shares until one year after retirement and are subject to ownership guidelines, as discussed below. The grant of shares is generally made in two equal installments, and the number of shares issued is based on the market value of our Common Stock on the dates of grant, which are typically January 15 and July 15 of each year. Each non-employee director serving at the time received a grant of Common Stock valued at approximately $77,500 in January 2020. Pursuant to the compensation increases discussed above, each non-employee director serving at the time received a grant of Common Stock valued at approximately $82,500 in July 2020. Mr. Weidemeyer received an additional grant of Common Stock valued at approximately $50,000 in each of January 2020 and July 2020 for his service as Non-Executive Chairman of the Board in 2020.
   2021 Proxy Statement   |   13

BOARD OF DIRECTORS
Cash Compensation
All non-employee directors receive an annual cash retainer for Board service and additional cash retainers for serving as a committee chair. Directors do not receive meeting fees in addition to the retainers. The annual cash retainer is generally paid in advance in two equal installments in January and July of each year. The table below sets forth the cash retainers for 2020, after giving effect to the compensation increases discussed above:
Annual Retainer
$115,000

Annual Chair Retainers
$100,000 for Non-Executive Chairman
$25,000 for Audit Committee Chair
$20,000 for MD&C Committee Chair
$20,000 for Nominating and Governance Committee Chair

Stock Ownership Guidelines for Non-Employee Directors
Our non-employee directors are subject to ownership guidelines that establish a minimum ownership level and require that all net shares received in connection with a stock award, after selling shares to pay all applicable taxes, be held during their tenure as a director and for one year following termination of Board service. The MD&C Committee amended the ownership guidelines for employees and directors in November 2020 to increase the assumed stock price from $80 per share to $100 per share, to better reflect more recent sustained market prices for our Common Stock since the prior revision in November 2018. As a result, non-employee directors are now required to hold 5,750 shares, valued at approximately five times the 2020 annual cash retainer for non-employee directors. There is no deadline for non-employee directors to reach their ownership guideline; however, the MD&C Committee performs regular reviews to confirm that all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guideline. All of our non-employee directors have reached the ownership guideline, except our newest directors, Mr. Menke, Mr. Plummer and Ms. Sylvester, are making appropriate progress toward the ownership guideline. Additionally, our Insider Trading Policy provides that directors are not permitted to hedge their ownership of Company securities, including trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company or selling any security of the Company “short.”
Director Compensation Table
The table below shows the aggregate cash paid, and stock awards issued, to the non-employee directors in 2020 in accordance with the descriptions set forth above:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Frank M. Clark, Jr.	132,500	159,973	292,473
Andrés R. Gluski	112,500	159,973	272,473
Patrick W. Gross(2)	67,500	77,501	145,001
Victoria M. Holt	112,500	159,973	272,473
Kathleen M. Mazzarella	130,000	159,973	289,973
William B. Plummer(3)	129,327	159,973	289,300
John C. Pope	112,500	159,973	272,473
Thomas H. Weidemeyer	212,500	259,978	472,478

(1)
Amounts in this column represent the grant date fair value of stock awards granted in 2020, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of the awards is equal to the number of shares issued multiplied by the average of the high and low market price of our Common Stock on each date of grant; there are no assumptions used in the valuation of shares.

(2)
As of the 2020 Annual Meeting, Mr. Gross had reached the retirement age set forth in the Company’s Corporate Governance Guidelines; therefore, he did not stand for re-election and his term as a director of the Company expired on May 12, 2020.

(3)
Mr. Plummer received a prorated cash payment for service as Audit Committee Chairman from May 12, 2020 until the next regular installment of retainer payments in July 2020.

14   |       2021 Proxy Statement

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)
The first item on the proxy card is the election of nine directors to serve until the 2022 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. The Board has nominated the nine director candidates named below and recommends that you vote FOR their election. If any nominee is unable or unwilling to serve as a director, which we do not anticipate, the Board, by resolution, may reduce the number of directors that constitute the Board or may choose a substitute. To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our Company’s By-laws provide that if the number of shares voted “for” any director nominee does not exceed 50% of the votes cast with respect to that director, he or she will tender his or her resignation to the Board of Directors contingent on the acceptance of such resignation by the Board. The Nominating and Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days of the date of the certification of the election results.
The table below shows all of our director nominees; their ages, terms of office on our Board; experience within at least the past five years; and qualifications our Board considered when inviting them to serve as a director as well as nominating them for re-election. We believe that, as a general matter, our directors’ past five years of experience gives an indication of the wealth of knowledge and experience these individuals have and that our Board considered; however, we have also included specific skills and areas of expertise that makes each of these individuals a valuable member of our Board. Each of the director nominees currently serves on our Board of Directors.
Director Nominees
James C. Fish, Jr.
Age: 58 Director since: November 2016
Position and Business Experience
President and Chief Executive Officer — Waste Management, Inc. since November 2016; also served as President and Chief Financial Officer — from July 2016 to November 2016; Executive Vice President and Chief Financial Officer from 2012 to July 2016; Senior Vice President — Eastern Group from 2011 to 2012; Area Vice President — Pennsylvania and West Virginia Area from 2009 to 2011 and Market Area General Manager — Western Pennsylvania/West Virginia from 2008 to 2009 and Rhode Island/Southern Massachusetts from 2006 to 2008.
Qualifications
Mr. Fish has been our President and Chief Executive Officer and a member of the Board of Directors since November 2016. Mr. Fish joined the Company in 2001 and held several key positions with the Company prior to his promotion, including Executive Vice President and Chief Financial Officer, Senior Vice President for the Company’s Eastern Group, Area Vice President for the Pennsylvania and West Virginia Area and Vice President of Price Management. As a result, Mr. Fish has a broad and deep understanding of the Company and the strategic actions necessary to deliver stockholder value.

   2021 Proxy Statement   |   15

ELECTION OF DIRECTORS
Andrés R. Gluski
Age: 63 Director since: 2015 Board Committees: Audit and Management Development & Compensation (Chair, effective May 2021)
Position and Business Experience
President, Chief Executive Officer and Director — The AES Corporation (global energy company) since 2011; also served as Executive Vice President and Chief Operating Officer from 2007 to 2011.
Director of AES Gener (Chile) from 2005 to January 2020.
Director of Fluence Energy, LLC, a private company, since March 2019.
Qualifications
As CEO of The AES Corporation, a Fortune 500 company in the electricity sector, Mr. Gluski has led the transformation of the company to become a leader in renewable energy, energy storage and cloud-based energy efficiency services. Under his leadership, AES has been designated as one of the World’s Most Ethical Companies by the Ethisphere® Institute every year since 2014. Mr. Gluski has extensive experience in finance, operations and turnarounds. He serves as Chairman of the Council of the Americas and has been voted one of the “Most Influential Leaders” by Latino Leaders magazine.

Victoria M. Holt
Age: 63 Director since: 2013 Board Committees: Audit and Nominating & Governance
Position and Business Experience
President and Chief Executive Officer — Proto Labs, Inc. (online and technology-enabled quick-turn manufacturer) from 2014 to March 2021; also served as Director since 2014 (retiring May 2021).
Director of Piper Sandler Companies (formerly Piper Jaffray Companies) since September 2019.
Nominated for election to serve as a Director of A. O. Smith Corp. for a term commencing in April 2021.
Director of Watlow Electric Manufacturing Company, a private company, since 2012.
Qualifications
Ms. Holt has served in executive positions at public companies for many years, providing her with extensive knowledge about operations, management, logistical requirements and measuring financial performance of large public companies. Her background and education provide her with expertise in applying environmental solutions critical to our Company’s strategy. She also has many years of experience serving on the board of directors for public companies.

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ELECTION OF DIRECTORS
Kathleen M. Mazzarella
Age: 61 Director since: 2015 Board Committees: Management Development & Compensation and Nominating & Governance (Chair)
Position and Business Experience
Chairman, President and Chief Executive Officer — Graybar Electric Company, Inc. (distributor of electrical, communications and data networking products and provider of related supply chain management and logistics services) since 2013; also served as President and Chief Executive Officer from 2012 to 2013 and Executive Vice President and Chief Operating Officer from 2010 to 2012.
Director of Cigna Corporation since December 2018.
Director of Express Scripts Holding Company from June 2017 until acquisition by Cigna Corporation in December 2018.
Director of Core & Main, a private company, since January 2019.
Director of Federal Reserve Bank of St. Louis from 2015 to December 2019; Chair of the Board from April 2016 to December 2019.
Qualifications
Ms. Mazzarella has experience serving as the chief executive of a large corporation, developing expertise in the areas of logistics and supply chain management. During her more than 40-year tenure at Graybar, Ms. Mazzarella has held executive-level positions in sales, human resources, strategic planning and marketing. This diverse background combined with her deep and valuable experience leading various aspects of a customer-focused business will help the Company achieve its strategy to provide an exceptional customer experience. She also has experience serving on large public company, private company and non-profit boards.

Sean E. Menke
Age: 52 Director since: March 2021 Board Committee: Audit
Position and Business Experience
President, Chief Executive Officer and Director — Sabre Corporation (software and technology solutions provider to the travel industry) since December 2016; also served as President of Sabre Travel Network from 2015 to December 2016.
Qualifications
Mr. Menke is a proven transformation leader, using his extensive experience in technology and transportation operations to bring together strategy and data to address complex issues. Mr. Menke has substantial executive leadership experience, having served as President and Chief Executive Officer of Sabre Corporation since 2016, preceded by more than 20 years in the airline industry. His expertise in logistics and commitment to delivering efficient, customer-focused innovation through imaginative technology solutions will help further the Company’s strategy to differentiate our services. Mr. Menke also has several years of experience serving on a public company board of directors.

   2021 Proxy Statement   |   17

ELECTION OF DIRECTORS
William B. Plummer
Age: 62 Director since: August 2019 Board Committees: Audit (Chair) and Management Development & Compensation
Position and Business Experience
Executive Vice President and Chief Financial Officer — United Rentals, Inc. (world’s largest equipment rental company) from 2008 to October 2018; also served as Senior Adviser from October 2018 to January 2019.
Director of Global Payments Inc. since May 2017.
Chairman of the Board — Nesco Holdings, Inc. since July 2019.
Director of Venture Metals, LLC, a private company, since July 2019.
Director of Cisco Equipment, Inc. a private company, since February 2020.
Director of John Wiley & Sons, Inc. from 2003 to September 2019.
Director of United Rentals North America, Inc., a private company, from 2008 to January 2019.
Qualifications
Mr. Plummer has more than two decades of financial leadership experience. During his tenure at United Rentals, Mr. Plummer was responsible for the development of the company’s finance activities, investor relations, and co-led its merger, acquisition and divestiture strategies. Mr. Plummer also served as Chief Financial Officer of Dow Jones & Company, where he set policy for global finance and corporate strategy. Mr. Plummer has experience as a member of the board of directors of a number of other large public companies, with particular focus on audit committee service and leadership.

John C. Pope
Age: 71 Director since: 1997 Board Committees: Management Development & Compensation and Nominating & Governance
Position and Business Experience
Chairman of the Board — PFI Group (private investment firm) since 1994.
Chairman of the Board — R.R. Donnelley & Sons Company since 2014; Director of R.R. Donnelley & Sons Company, or predecessor companies, since 1996.
Lead Director — The Kraft Heinz Company since January 2021; Director of The Kraft Heinz Company, or predecessor companies including Kraft Foods Group, Inc., since 2001.
Director of Talgo S.A. since 2015.
Former Directorships: Con-way, Inc., or predecessor companies, from 2003 to 2015; Dollar Thrifty Automotive Group, Inc. from 1997 to 2012; and Navistar International Corporation from 2012 to 2013.
Qualifications
Prior to his service on the boards of multiple major corporations, Mr. Pope served in executive operational and financial positions at large airline companies for almost 20 years, providing him with extensive experience and knowledge of management of large public companies with large-scale logistical challenges, high fixed-cost structure and significant capital requirements. His background, education and board service also provide him with expertise in finance and accounting. Mr. Pope has served on the board of directors for many public companies for over 30 years.

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ELECTION OF DIRECTORS
Maryrose T. Sylvester
Age: 55 Director since: March 2021 Board Committee: Management Development & Compensation
Position and Business Experience
U.S. Managing Director and U.S. Head of Electrification — ABB Ltd. (global technology company focused on electrification, robotics, power and automation) from August 2019 to August 2020.
President and Chief Executive Officer — Current, powered by GE (energy services and information technology subsidiary of General Electric subsequently acquired by private equity investors) from 2015 to June 2019; also served as President and Chief Executive Officer — GE Lighting from 2011 to 2015 and President and Chief Executive Officer — GE Intelligent Platforms (GE Fanuc) from 2006 to 2011.
Director of Harley-Davidson, Inc. since August 2016.
Qualifications
Ms. Sylvester is a strategic, growth-oriented leader who is passionate about technology, innovation and automation. Through her recent experience leading the U.S. electrification business for ABB Group, combined with her 19 years of executive leadership for divisions of GE, Ms. Sylvester has developed expertise in delivering technology-enabled and energy-efficient sustainable solutions. Ms. Sylvester brings extensive knowledge regarding consumer marketing, supply chain strategy, and operational improvement. She also has governance experience from her service on a public company board of directors.

Thomas H. Weidemeyer
Age: 73 Director since: 2005 Chairman of the Board since: May 2018 Board Committees: Audit, Management Development & Compensation and Nominating & Governance
Position and Business Experience
Chief Operating Officer — United Parcel Service, Inc. (package delivery and supply chain services company) from 2001 to 2003; Senior Vice President — United Parcel Service, Inc. from 1994 to 2003.
President, UPS Airlines (UPS owned airline) from 1994 to 2003.
Director of NRG Energy, Inc. since 2003.
Director of Amsted Industries Incorporated, a private company, since 2007.
Director of The Goodyear Tire & Rubber Company from 2004 to April 2020.
Qualifications
Mr. Weidemeyer served in executive positions at a large public company for several years and has served as our Non-Executive Chairman of the Board since May 2018. His roles encompassed significant operational management responsibility, providing him knowledge and experience in an array of functional areas critical to large public companies, including supply chain and logistics management. Mr. Weidemeyer also has over 15 years of experience serving on the board of directors for public companies.

   2021 Proxy Statement   |   19

DIRECTOR AND OFFICER STOCK OWNERSHIP
Our Board of Directors has adopted stock ownership guidelines for our non-employee directors based on the recommendation of the MD&C Committee, as described in the Non-Employee Director Compensation discussion. Our executive officers, including Mr. Fish, are also subject to stock ownership guidelines, as described in the Compensation Discussion and Analysis.
The Security Ownership of Management table below shows the number of shares of Common Stock each director and each executive officer named in the Summary Compensation Table beneficially owned as of March 17, 2021, our record date for the Annual Meeting, as well as the number owned by all directors and executive officers as a group. These individuals, both individually and in the aggregate, own less than 1% of our outstanding shares as of the record date.
SECURITY OWNERSHIP OF MANAGEMENT
Name	Shares of Common Stock Owned(1)	Shares of Common Stock Covered by Exercisable Options(2)
Frank M. Clark, Jr.	33,004	—
Andrés R. Gluski	12,660	—
Victoria M. Holt	18,043	—
Kathleen M. Mazzarella(3)	10,572	—
Sean E. Menke(4)	—	—
William B. Plummer	2,677	—
John C. Pope	54,372	—
Maryrose T. Sylvester(4)	—	—
Thomas H. Weidemeyer(5)	33,559	—
James C. Fish, Jr.(6)	249,447	131,909
Devina A. Rankin	25,473	50,648
John J. Morris, Jr.	86,898	15,955
Tara J. Hemmer	28,499	35,164
Steven R. Batchelor	23,431	27,844
All directors and executive officers as a group (19 persons)(7)	658,102	390,333

(1)
The table reports beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. The amounts reported above include 4,025 stock equivalents attributed to Mr. Fish, 2,263 stock equivalents attributed to Mr. Morris and 985 stock equivalents attributed to Mr. Batchelor, based on their holdings in the Company’s 401(k) Retirement Savings Plan stock fund. The amounts reported above also include 94,844 shares of Common Stock deferred by Mr. Fish. Deferred shares were earned on account of vested equity awards and pay out in shares of Common Stock after the executive’s departure from the Company pursuant to the Company’s 409A Deferral Savings Plan (“409A Deferral Plan”).

Executive officers may choose a Waste Management stock fund as an investment option for deferred cash compensation under the Company’s 409A Deferral Plan. Interests in the fund are considered phantom stock because they are equal in value to shares of our Common Stock, but these amounts are not invested in stock or funds. Phantom stock is not included in the table above, but it represents an investment risk based on the performance of our Common Stock. Mr. Morris and Mr. Batchelor have 2,457 and 5,134 phantom stock equivalents, respectively, under the 409A Deferral Plan.

(2)
Includes the number of options currently exercisable and options that will become exercisable within 60 days of our record date.

(3)
Shares are held by the Mazzarella Living Trust, for which Ms. Mazzarella and her husband serve as trustees.

(4)
Mr. Menke and Ms. Sylvester were elected to our Board on March 15, 2021. Each received an award of Common Stock under our 2014 Stock Incentive Plan with a fair market value of $55,000 on the March 19, 2021 grant date, as pro-rated equity compensation for the current director service period. See “Non-Employee Director Compensation” above for additional information about director compensation.

(5)
Shares are held by the Thomas H. Weidemeyer and Mary R. Weidemeyer Trust, for which Mr. Weidemeyer and his wife serve as trustees.

(6)
Includes 18,692 shares held in trusts for the benefit of Mr. Fish’s minor children.

(7)
Included in the “All directors and executive officers as a group” are 10,713 stock equivalents attributable to the executive officers’ collective holdings in the Company’s 401(k) Retirement Savings Plan stock fund. This group also holds an aggregate of 8,608 phantom stock equivalents under the 409A Deferral Plan that are not included in the table.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The table below shows information for persons known to us to beneficially own more than 5% of our Common Stock based on their filings with the SEC through March 17, 2021.
	Shares Beneficially Owned
Name and Address	Number	Percent(1)
William H. Gates III 500 Fifth Avenue North Seattle, WA 98109	35,234,344(2)	8.3%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	34,896,452(3)	8.3%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	30,563,244(4)	7.2%

(1)
Percentage is calculated using the number of shares of Common Stock outstanding and entitled to vote as of March 17, 2021.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 12, 2021. Mr. Gates reports that he has sole voting and dispositive power over 16,600,672 shares of Common Stock held by Cascade Investment, L.L.C., as the sole member of such entity. Additionally, the Schedule 13G/A reports that Mr. Gates and Melinda French Gates share voting and dispositive power over 18,633,672 shares of Common Stock beneficially owned by Bill & Melinda Gates Foundation Trust.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021. The Vanguard Group reports that it has shared voting power over 701,749 shares of Common Stock and sole or shared dispositive power over 34,896,452 shares of Common Stock beneficially owned.

(4)
This information is based on a Schedule 13G/A filed with the SEC on February 1, 2021. BlackRock, Inc. reports that it has sole voting power over 26,850,422 shares of Common Stock and sole dispositive power over 30,563,244 shares of Common Stock beneficially owned.

   2021 Proxy Statement   |   21

EXECUTIVE OFFICERS
The following is a listing of our current executive officers, their ages and their business experience for at least the past five years (other than Mr. Fish, whose age, experience and qualifications are included in the director nominees section of this Proxy Statement). Unless otherwise specified, all prior positions listed below were with our Company.
Name	Age	Positions Held and Business Experience for Past Five Years
Steven R. Batchelor	63	• Senior Vice President — Operations since January 2019. • Vice President, Collections and Fleet Operations from 2013 to December 2018.
Charles C. Boettcher	47
•
Executive Vice President, Corporate Development and Chief Legal Officer since February 2020.

•
Senior Vice President, Corporate Development and Chief Legal Officer from May 2019 to February 2020.

•
Senior Vice President and Chief Legal Officer from January 2017 to May 2019.

•
Also served as Chief Compliance Officer from May 2017 to February 2018.

•
Vice President and General Counsel from September 2016 to December 2016.

•
Executive Vice President, Chief Financial Officer and General Counsel of Oilfield Water Logistics, an oilfield services company, from 2015 to August 2016.

Tara J. Hemmer	48
•
Senior Vice President — Operations since January 2019.

•
Senior Vice President — Operations, Safety and Environmental Compliance from January 2018 to December 2018.

•
Vice President — Disposal Operations, Closed Sites and Environmental Compliance from September 2017 to January 2018.

•
Area Vice President — Greater Mid-Atlantic Area from 2012 to May 2017.

John J. Morris, Jr.	51
•
Executive Vice President and Chief Operating Officer since January 2019.

•
Senior Vice President — Operations from 2012 to December 2018.

•
Chief Strategy Officer from March 2012 to July 2012.

•
Area Vice President — Greater Mid-Atlantic Area from 2011 to 2012.

Leslie K. Nagy	46	• Vice President and Chief Accounting Officer since November 2017. • Principal Accounting Officer and Controller, Parker Drilling Company, an oilfield services company, from 2014 to November 2017.
Tamla D. Oates-Forney	49
•
Senior Vice President and Chief People Officer since December 2018.

•
Vice President, Human Resources, GE Energy Connections, an electrification and automation business included in the General Electric Company multinational conglomerate, from 2014 to April 2018.

Devina A. Rankin	45
•
Executive Vice President and Chief Financial Officer since February 2020.

•
Senior Vice President and Chief Financial Officer from February 2017 to February 2020.

•
Also continued to serve as Treasurer from February 2017 to August 2017.

•
Vice President, Treasurer and Acting Chief Financial Officer from January 2017 to February 2017.

•
Vice President and Treasurer from 2012 to January 2017.

Nikolaj H. Sjoqvist	48	• Senior Vice President and Chief Digital Officer since October 2017. • Vice President — Revenue Management from 2012 to October 2017.
Michael J. Watson	51	• Senior Vice President and Chief Customer Officer since October 2018. • Area Vice President — Illinois / Missouri Valley Area from 2013 to September 2018.
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Company’s Compensation Discussion and Analysis provides information about the Company’s executive compensation philosophy and the components of its compensation programs. This includes information about how compensation of the Company’s named executive officers for the fiscal year ended December 31, 2020 aligned with the Company’s 2020 financial goals and performance. The Compensation Discussion and Analysis helps readers better understand the information found in the Summary Compensation Table and other accompanying tables included in this Proxy Statement.
This Compensation Discussion and Analysis focuses on our executive pay program as it relates to the following executive officers during 2020, whom we refer to as the “named executive officers” or “named executives”:
•
Mr. James C. Fish, Jr. — President and Chief Executive Officer since November 2016.

•
Ms. Devina A. Rankin — Executive Vice President and Chief Financial Officer since February 2020; Senior Vice President and Chief Financial Officer since February 2017.

•
Mr. John J. Morris, Jr. — Executive Vice President and Chief Operating Officer since January 2019; Senior Vice President, Operations from July 2012 to December 2018.

•
Ms. Tara J. Hemmer — Senior Vice President, Operations since January 2019.

•
Mr. Steven R. Batchelor — Senior Vice President, Operations since January 2019.

For additional information about the named executives’ background and prior experience with the Company, see “Executive Officers” above.
Executive Summary
The objective of our executive compensation program is to attract, retain, reward and incentivize talented employees who will lead the Company in the successful execution of our strategy. The Company seeks to accomplish this goal by designing a compensation program that is supportive of and aligns with the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking.
We have enabled a people-first, technology-led focus, that leverages and sustains the strongest asset network in the industry to drive best in class customer experience and growth. As North America’s leading provider of comprehensive waste management environmental services, sustainability and environmental stewardship is embedded in all that we do. As a result, we believe that positive financial results, including the results for the performance measures on which our executives are compensated, are naturally aligned with the successful execution of our goals to put our people first and position them to serve and care for our customers, the environment, the communities in which we work and our stockholders. On the other hand, we believe our Company would not be successful, on financial performance measures or otherwise, without our industry-leading focus on sustainability.
The following key structural elements and policies further the objective of our executive compensation program:
•
a substantial portion of executive compensation is linked to Company performance, through annual cash incentive performance criteria and long-term equity-based incentive awards. As a result, our executive compensation program provides for notably higher total compensation in periods of above-target Company performance, as we saw with respect to compensation elements with a three-year performance period ended 2020. Performance-based annual cash incentive and long-term equity-based incentive awards comprised 88.6% of total 2020 target compensation for our President and Chief Executive Officer, while approximately 80% of the 2020 target compensation opportunities for our other named executives was performance-based;

•
at target, 71.5% of total compensation of our President and Chief Executive Officer was tied to long-term equity awards, and 60% of total compensation of our other named executives was tied to long-term equity awards, which aligns executives’ interests with those of stockholders;

   2021 Proxy Statement   |   23

EXECUTIVE COMPENSATION
•
our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

•
performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

•
performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year;

•
all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•
the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found;

•
our executive officer severance policy implemented a limitation on the amount of benefits the Company may provide to its executive officers under severance agreements entered into after the date of such policy (the “Severance Limitation Policy”); and

•
the Company has adopted a policy that prohibits it from entering into new agreements with executive officers that provide for certain death benefits or tax gross-up payments.

2020 Pay-For-Performance
During 2020, we delivered solid operating income and cash flows despite revenue declines in our collection and disposal lines of business due to the COVID-19 pandemic. The Company continued its commitment to supporting both organic and inorganic growth during 2020, with the highlight being the completion of our acquisition of Advanced Disposal Services, Inc. (“Advanced Disposal”). Following is a summary of the 2020 compensation program results:
Total Shareholder Return
With respect to the half of the performance share units (“PSUs”) granted in 2018 with a three-year performance period ended December 31, 2020 that was subject to total shareholder return relative to the S&P 500 (“TSR PSUs”), the performance of the Company’s Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 68.21%, resulting in a 172.84% payout on these PSUs in shares of Common Stock. This performance directly benefited our stockholders, delivering total shareholder return of 45.67% over the three-year performance period.
Cash Flow Generation
The Company generated net cash flow from operating activities, less capital expenditures, for purposes of the performance goal associated with the other half of our PSUs (“Cash Flow PSUs”) granted in 2018, of $7.009 billion, exceeding the maximum performance level of $6.316 billion for the three-year performance period ended December 31, 2020. This performance resulted in a maximum 200% payout on these PSUs in shares of Common Stock.
Annual Incentive Performance Measures
Company performance on annual cash incentive performance measures for named executive officers is set forth below. Due to these results, each of the named executives received an annual cash incentive payment for 2020 equal to 68.1% of target.
Income from Operations, excluding Depreciation and Amortization — $4.371 billion, yielding a payout of 60.9%
Income from Operations Margin — 17.70%, yielding a payout of 150.5%
Internal Revenue Growth — defined as internal revenue growth from yield, plus internal revenue growth from volume, at the consolidated level for the traditional solid waste business — (3.00)%, yielding a payout of 0%.
In 2020, the COVID-19 global pandemic and related measures had a significant adverse impact on many sectors of the economy, including environmental services. Despite the unpredictable and unprecedented challenges faced during the
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EXECUTIVE COMPENSATION
year, the 2020 executive compensation program continued to demonstrate effective alignment between executive pay and Company performance. The payouts on the PSUs granted in 2018 correlate with outstanding cash flow generation and total shareholder return over the three-year performance period, and both stockholders and executives were rewarded by these above-target results.
Further, the blended results of the annual incentive performance measures are reflective of our executives taking the right actions to deliver operating and financial performance, despite the difficult broader economic conditions. Our executives’ successful implementation of intentional steps to decrease our operating costs and eliminate discretionary selling, general and administrative expenses to mitigate the impact from the declines in our volumes resulted in enhanced Company performance on the Income from Operations, excluding Depreciation and Amortization performance measure. The Income from Operations Margin performance measure was similarly benefited by such actions, as well as proactive steps our executives took to manage our capital spending. The Internal Revenue Growth performance measure fell below threshold performance criteria, as we experienced revenue declines at our landfills, as well as decreased demand from our industrial and commercial collection customers, due to the COVID-19 pandemic. Overall, while the blended results on these annual incentive performance measures were below target, this aspect of executive compensation rewarded our executives’ focus on operational execution and efficiency that allowed the Company to continue to provide reliable, high quality service to our customers and generate strong financial performance in the face of exceptional external challenges.

2020 Actual Performance and Compensation Payouts
Annual Incentive Plan
Long-Term Performance Share Units
Maximum
Target
Threshold
$4.371B Actual
$4.863 Target
(50% weight)
60.9%
17.70% Actual
17.15% Target
(25% weight)
150.5%
-3.0% Actual
4.0% Target
(25% weight)
0.0%
Combined
Results
68.1%
68th Percentile Actual
50th Percentile Target
(50% weight)
172.84%
$7.009B Actual
$5,906B Target
(50% weight)
200%
Combined
Results
186.4%
Income from Operations, excluding Depreciation & Amortization
Income from Operations Margin
Internal Revenue Growth
Annual Incentive Award Payout
Relative TSR (S&P 500)
Cash Flow Generation
PSU Award Payout

Consideration of Stockholder Advisory Vote
When establishing 2020 compensation for the named executives, the MD&C Committee noted the results of the advisory stockholder votes on executive compensation, with more than 95% of shares present and entitled to vote at the annual meeting voting in favor of the Company’s executive compensation every year since the advisory vote on compensation was implemented. Accordingly, the results of the stockholder advisory vote have not caused the MD&C Committee to recommend any changes to our compensation practices.
2021 Compensation Program Preview
The MD&C Committee continually reviews our compensation program to ensure it is clearly aligned with the business strategy and best supports the accomplishment of our goals. The Committee also believes that consistency in program design reinforces its efforts to maintain a compensation program that is straightforward, easy to communicate and
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EXECUTIVE COMPENSATION
readily translates into actionable goals. The Committee’s choice of long-term performance measures and respective weighting has been consistent since 2016, and the MD&C Committee is pleased with the financial results and stockholder value that has been generated. Accordingly, the Committee has approved keeping the 2021 long-term incentive program design consistent with the 2020 design.
With respect to the annual incentive program, the 2021 design is largely consistent with prior years, but two of the specific performance measures have been modified, primarily in response to current impacts from our acquisition of Advanced Disposal. The Income from Operations Margin performance measure has been replaced with an income from operations, excluding depreciation and amortization margin performance measure, maintaining its 25% weighting. This measure is intended to encourage responsible, high margin revenue growth and cost management and reduction, while removing variability caused by Advanced Disposal purchase price accounting. The Internal Revenue Growth performance measure, which would otherwise exclude the incentive to grow Advanced Disposal acquired revenue, has been replaced with a total revenue performance measure, also maintaining its 25% weighting. This measure will encourage top line growth, through growth of the Company’s legacy revenue, as well as the acquired Advanced Disposal revenue.
Our Compensation Philosophy for Named Executive Officers
The Company’s compensation philosophy is designed to:
•
Attract and retain exceptional employees through competitive compensation opportunities;

•
Encourage and reward performance through substantial at-risk performance-based compensation, while discouraging excessive risk-taking behavior; and

•
Align our decision makers’ long-term interests with those of our stockholders through emphasis on equity ownership.

Additionally, our compensation philosophy is intended to encourage executives to embrace the Company’s strategy and to lead the Company in setting aspirations that will continue to drive exemplary performance.
With respect to our named executive officers, the MD&C Committee believes that total direct compensation at target should be in a range around the competitive median according to the following:
•
Base salaries should be paid within a range of plus or minus 10% around the competitive median, with attention given to individual circumstances, including strategic importance of the named executive’s role, the executive’s experience and individual performance;

•
Target short-term and long-term incentive opportunities should generally be set at the competitive median; and

•
Total direct compensation opportunities should generally be within a range of plus or minus 20% around the competitive median.

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EXECUTIVE COMPENSATION
Overview of Elements of Our 2020 Executive Compensation Program
Timing	Component	Purpose	Key Features
Current	Base Salary	To attract and retain executives with a competitive level of regular income	Adjustments to base salary primarily consider competitive market data and the executive’s individual performance and responsibilities.
Short-Term Performance Incentive	Annual Cash Incentive	To encourage and reward contributions to our annual financial objectives through performance-based compensation subject to challenging, yet attainable, objective and transparent metrics
Cash incentives are targeted at a percentage of base salary and range from zero to 200% of target based on the following performance measures:
•
Income from Operations, excluding Depreciation and Amortization — designed to encourage balanced growth and profitability (weighted 50%);

•
Income from Operations Margin — defined as Income from Operations as a percentage of Revenue — motivates executives to control costs and operate efficiently while focusing on yield (weighted 25%); and

•
Internal Revenue Growth — defined as internal revenue growth from yield, plus internal revenue growth from volume, at the consolidated level for the traditional solid waste business — designed to support strategic growth goals (weighted 25%).

The MD&C Committee has discretion to increase or decrease an individual’s payment by up to 25% based on individual performance, but such modifier has never been used to increase a payment to a named executive.

Long-Term Performance Incentives	Performance Share Units	To encourage and reward building long-term stockholder value through successful strategy execution; To retain executives; and To increase stockholder alignment through executives’ stock ownership
Number of shares delivered range from zero to 200% of the initial target grant based on performance over a three-year performance period.
Payout on half of each executive’s PSUs granted in 2020 is dependent on cash flow generation, defined as net cash flow provided by operating activities, less capital expenditures, with certain exclusions, which continues our focus on capital discipline, while also aligning the Company with stockholders’ free cash flow expectations. We refer to these as Cash Flow PSUs.
Payout on the remaining half of the PSUs granted in 2020 is dependent on total shareholder return relative to other companies in the S&P 500 over the three-year performance period. We refer to these as TSR PSUs.
PSUs earn dividend equivalents that are paid at the end of the performance period based on the number of shares earned. Recipients can defer the receipt of shares, in which case such shares of Common Stock will be paid out, without interest, at the end of the deferral period.

Stock Options
To support the growth element of the Company’s strategy and encourage and reward stock price appreciation over the long-term;
To retain executives; and
To increase stockholder alignment through executives’ stock ownership

Stock options vest in 25% increments on the first two anniversaries of the date of grant and the remaining 50% vest on the third anniversary.
Exercise price is the average of the high and low market price of our Common Stock on the date of grant.
Stock options have a term of ten years.

	Restricted Stock Units	Used on a limited basis (e.g. promotion and new hire) to make awards that encourage and reward long-term performance and increase alignment with stockholders
No restricted stock units (“RSUs”) were granted to named executives in 2020.
RSUs typically vest in full three years after the date of grant. Time-based vesting aids retention. Dividend equivalents on RSUs accrue and are paid in cash upon vesting.

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EXECUTIVE COMPENSATION
Deferral Plan.   Each of our named executive officers is eligible to participate in our 409A Deferral Plan and may elect to defer receipt of portions of their base salary and cash incentives in excess of the annual compensation threshold established under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “IRC”). We believe that providing a program that allows and encourages planning for retirement is a key factor in our ability to attract and retain talent. Additional details on the 409A Deferral Plan can be found in the Nonqualified Deferred Compensation in 2020 table and accompanying disclosure.
Perquisites.   The Company provides very limited perquisites or personal benefits to executive officers, consisting of reimbursement of the cost of physical exams, cost to the Company for spousal or guest participation in corporate events (which did not occur in 2020 due to the COVID-19 pandemic), and use of Company aircraft for personal travel. The MD&C Committee permits our President and Chief Executive Officer to use the Company’s aircraft for business and personal travel; provided, however, that personal use of the Company aircraft attributed to him that results in incremental cost to the Company shall not exceed 90 hours during any calendar year without approval from the Chairman of the MD&C Committee. In 2020, our President and Chief Executive Officer had less than nine hours of personal use of Company aircraft under this standard. Personal use of the Company’s aircraft by other employees resulting in incremental cost to the Company is permitted with Chief Executive Officer approval. This generally occurs infrequently, although additional personal use of the Company aircraft was permitted in 2020 due to the COVID-19 pandemic. The value of our named executives’ personal use of the Company’s aircraft is treated as taxable income to the respective executive in accordance with IRS regulations using the Standard Industry Fare Level formula. This is a different amount than we calculate pursuant to the SEC requirement to report the incremental cost to us of their use. See note (4) to the Summary Compensation Table below for additional information about this calculation.
Post-Employment and Change in Control Compensation.   The Company provides severance protections that aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in our Executive Severance Protection Plan, our stock option award documentation and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. Additional details can be found under “— Post Employment and Change in Control Compensation; Clawback Policies” and “Potential Payments Upon Termination or Change in Control.”
How Named Executive Officer Compensation Decisions are Made
The MD&C Committee meets several times each year to perform its responsibilities as delegated by the Board of Directors and as set forth in the MD&C Committee’s charter. These responsibilities include evaluating and approving the Company’s compensation philosophy, policies, plans and programs for our named executive officers.
In the performance of its duties, the MD&C Committee regularly reviews the total compensation, including the base salary, target annual cash incentive award opportunities, long-term incentive award opportunities and other benefits, including potential severance payments for each of our named executive officers. At a regularly scheduled meeting each year, the MD&C Committee reviews our named executives’ total compensation and compares that compensation to the competitive market, as discussed below. In the first quarter of each year, the MD&C Committee meets to determine salary increases, if any, for the named executive officers; verifies the results of the Company’s performance for annual cash incentive and performance share unit calculations; reviews the individual annual cash incentive targets for the current year as a percent of base salary for each of the named executive officers; and makes decisions on granting long-term equity awards.
Compensation Consultant.   The MD&C Committee uses several resources in its analysis of the appropriate compensation for the named executive officers. The MD&C Committee selects and employs an independent consultant to provide advice relating to market and general compensation trends. The MD&C Committee also uses the services of its independent consultant for data gathering and analyses. The MD&C Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent consultant since 2002. The Company makes regular payments to FW Cook for its services around executive compensation, including meeting preparation and attendance, advice, and best practice information, as well as competitive data. Information about such payments is submitted to the chair of the MD&C Committee.
In addition to services related to executive compensation, FW Cook also provides the MD&C Committee information and advice with respect to compensation of the independent directors. FW Cook has no other business relationships with the Company and receives no other payments from the Company. The MD&C Committee adopted a charter provision requiring
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EXECUTIVE COMPENSATION
that it consider the independence of any compensation consultants it uses for executive compensation matters. The MD&C Committee has considered the independence of FW Cook in light of SEC rules and New York Stock Exchange listing standards. In connection with this process, the MD&C Committee has reviewed, among other items, a letter from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the MD&C Committee, including the following factors: (a) other services provided to us by FW Cook; (b) fees paid by us as a percentage of FW Cook’s total revenue; (c) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (d) any business or personal relationships between the senior advisor of the consulting team with a member of the MD&C Committee; (e) any Company stock owned by the senior advisor or any member of his immediate family and (f) any business or personal relationships between our executive officers and the senior advisor. The MD&C Committee reviewed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.
Role of CEO and our People Organization.   Our President and Chief Executive Officer contributes to compensation determinations by assessing the performance of the other named executive officers and providing these assessments with recommendations to the MD&C Committee. Personnel within the Company’s People Organization assist the MD&C Committee by working with the independent consultant to provide information requested by the MD&C Committee and assisting it in designing and administering the Company’s compensation programs.
Peer Company Comparisons.   The MD&C Committee uses compensation information of comparison groups of companies to gauge the competitive market, which is relevant for attracting and retaining key talent and for ensuring that the Company’s compensation practices are aligned with prevalent practices. For purposes of establishing the 2020 executive compensation program, the MD&C Committee considered a competitive analysis of total direct compensation levels and compensation mix for our executive officers during the second half of 2019, using information from:
•
Size-adjusted median compensation data from two general industry surveys in which management annually participates; the Aon Hewitt 2019 Total Compensation Measurement Survey and the Willis Towers Watson 2019 Executive Compensation Database Survey. The 2019 Aon Hewitt Total Compensation Measurement Survey includes 450 organizations ranging in size from $60 million to $265 billion in annual revenue, and the 2019 Willis Towers Watson Executive Compensation Database Survey includes 811 organizations ranging in size from approximately $25 million to $200 billion in annual revenue. Data selected from these surveys is scoped based on Company revenue; and

•
Median compensation data from a comparison group of 18 publicly traded U.S. companies, described below.

The comparison group of companies is initially recommended by the independent consultant prior to the data gathering process, with input from management and the MD&C Committee. The composition of the group is evaluated, and a final comparison group of companies is approved by the MD&C Committee each year. The selection process for the comparison group begins with all companies in the Standard & Poor’s North American database that are publicly traded U.S. companies in 15 different Global Industry Classifications. These industry classifications are meant to provide a collection of companies in industries that share similar characteristics with us. The companies are then limited to those with at least $5 billion in annual revenue to ensure appropriate comparisons, and further narrowed by choosing those with asset intensive domestic operations, as well as those focusing on transportation and logistics. Companies with these characteristics are chosen because the MD&C Committee believes that it is appropriate to compare our executives’ compensation with executives that have similar responsibilities and challenges at other companies.
   2021 Proxy Statement   |   29

EXECUTIVE COMPENSATION
The following chart sets forth various size comparisons to companies in the comparison group; this table is provided to evidence that the Company was appropriately positioned within its peer group for purposes of establishing 2020 compensation during 2019. All financial and market data are taken from Standard & Poor’s Capital IQ, with financial data as of each company’s 2018 fiscal year end and market capitalization as of December 31, 2018.
For purposes of each of the named executives, the general industry data and the comparison group data are blended when composing the competitive analysis, when possible, such that the combined general industry data and the comparison group are each weighted 50%. For competitive comparisons, the MD&C Committee has determined that total direct compensation packages for our named executive officers within a range of plus or minus 20% of the median total compensation of the competitive analysis is appropriate. In making these determinations, total direct compensation consists of base salary, target annual cash incentive, and the annualized grant date fair value of long-term equity incentive awards.
Allocation of Compensation Elements and Tally Sheets.   The MD&C Committee considers the forms in which total compensation will be paid to executive officers and seeks to achieve an appropriate balance between base salary, annual cash incentive compensation and long-term incentive compensation. The MD&C Committee determines the size of each element based primarily on comparison group data and individual and Company performance. The percentage of compensation that is contingent on achievement of performance criteria typically increases in correlation to an executive officer’s responsibilities within the Company, with performance-based incentive compensation making up a greater percentage of total compensation for our most senior executive officers. Additionally, as an executive becomes more senior, a greater percentage of the executive’s compensation shifts away from short-term to long-term incentive awards.
The MD&C Committee uses tally sheets to review the compensation of our named executive officers, which show the cumulative impact of all elements of compensation. These tally sheets include detailed information and dollar amounts for each component of compensation, the value of all equity held by each named executive, and the value of welfare and retirement benefits and severance payments. Tally sheets provide the MD&C Committee with the relevant information necessary to determine whether the balance between short-term and long-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company. This information is also useful in the MD&C Committee’s analysis of whether total direct compensation provides a compensation package that is appropriate and competitive. Tally sheets are provided annually to the full Board of Directors.
The following charts display the allocation of total 2020 target compensation among base salary, annual cash incentive and long-term incentives for (a) our President and Chief Executive Officer and (b) our other named executives, on average.
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EXECUTIVE COMPENSATION
These charts reflect the MD&C Committee’s 2020 desired total mix of target compensation for named executives, which includes 60% of total compensation derived from long-term equity awards, while long-term equity awards comprised 71.5% of our President and Chief Executive Officer’s total target compensation. These charts also reflect that 88.6% of our President and Chief Executive Officer’s total target compensation opportunities awarded in 2020 were performance-based, while approximately 80% of the total target compensation established in February 2020 for the other named executives was performance-based. We consider stock options granted under our long-term incentive plan to be performance-based because their value will increase as the market value of our Common Stock increases.
Internal Pay Equity.   The MD&C Committee considers the differentials between compensation of the named executive officers. The MD&C Committee also reviews compensation comparisons between the President and Chief Executive Officer and the other executive officers, while recognizing the additional responsibilities of the President and Chief Executive Officer and that such differentials will increase in periods of above-target performance and decrease in times of below-target performance. Based on these considerations, the MD&C Committee concluded that the compensation paid to the President and Chief Executive Officer is reasonable compared to that of the other executive officers.
Policy on Calculation Adjustments.   In 2014, the MD&C Committee adopted a policy on calculation adjustments that affect payouts under annual and long-term incentive awards in order to address the potentially distorting effect of certain items. Such adjustments are intended to align award payments with the underlying performance of the business; avoid volatile, artificial inflation or deflation of awards due to unusual items in either the award year or the previous comparator year; and eliminate counterproductive incentives to pursue short-term gains and protect current incentive opportunities. To ensure the integrity of the adjustments, the policy provides that the MD&C Committee’s approach to adjustments shall generally be consistent with the Company’s approach to reporting adjusted non-GAAP earnings to the investment community, except that the MD&C Committee has determined that potential adjustments arising from a single transaction or event generally should be disregarded unless, taken together, they change the calculated award payout by at least five percent. For this reason, actual results reported in this Proxy Statement on financial performance measures may differ from earnings results reported to the investment community. The MD&C Committee retains discretion to evaluate all adjustments, both income and expense, as circumstances warrant; however, beginning with long-term equity incentive awards granted in 2017, the MD&C Committee agreed that it shall not have the ability to use negative discretion with respect to the calculation of cash flow for purposes of the Cash Flow PSUs, in order to avoid variable accounting treatment for those awards.
Tax and Accounting Matters.   Following the revision of Section 162(m) of the IRC in 2017, the Company generally may no longer take a deduction for any compensation paid to any of its named executive officers in excess of $1 million. Section 409A of the IRC (“Code Section 409A”) generally provides that any deferred compensation arrangement that does not meet specific requirements will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In general, to avoid a Code Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time or fixed schedule, a change in control or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services. We intend to structure all of our compensation arrangements, including our 409A Deferral Plan, in a manner that complies with or is exempt from Code Section 409A.
We account for equity-based payments, including stock options, PSUs and RSUs, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The MD&C
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Committee takes into consideration the accounting treatment under ASC Topic 718 when determining the form and amount of annual long-term equity incentive awards. However, because our long-term equity incentive awards are based on a target dollar value established prior to grant (described in further detail under “Named Executives’ 2020 Compensation Program and Results — Long-Term Equity Incentives”), this “value” will differ from the grant date fair value of awards calculated pursuant to ASC Topic 718.
Risk Assessment.   The MD&C Committee uses the structural elements set forth in the Executive Summary earlier to establish compensation that will provide sufficient incentives for named executive officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. During 2020, the MD&C Committee reviewed the Company’s compensation policies and practices and the assessment and analysis of related risk conducted by the independent compensation consultant. Based on this review and analysis, the MD&C Committee and the independent compensation consultant concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Consideration of Stockholder Advisory Vote on Executive Compensation.   The MD&C Committee reviews the results of the stockholder advisory vote on executive compensation and considers such voting results when establishing the Company’s compensation programs. In light of the fact that more than 95% of shares present and entitled to vote at the annual meeting have voted in favor of the Company’s executive compensation every year since the advisory vote on compensation was implemented, the results of the stockholder advisory votes have not caused the MD&C Committee to recommend any changes to our compensation practices.
Named Executives’ 2020 Compensation Program and Results
Base Salary
The MD&C Committee approved increases to the 2020 base salaries of named executive officers, consistent with our compensation philosophy and driven by competitive market data, internal pay equity considerations and individual performance relative to the executive’s responsibilities and contributions. The table below shows the 2020 annual base salary established by the MD&C Committee for each of our named executive officers.
Named Executive Officer	2020 Base Salary
Mr. Fish	$1,275,000
Ms. Rankin(1)	$688,750
Mr. Morris	$715,750
Ms. Hemmer	$575,900
Mr. Batchelor	$575,900

(1)
Ms. Rankin’s 2020 base salary was approved in February 2020 and subsequently increased in May 2020 to the amount set forth above, following her promotion to Executive Vice President.

Annual Cash Incentive
•
Annual cash incentives were dependent on the following performance measures: Income from Operations, excluding Depreciation and Amortization; Income from Operations Margin and Internal Revenue Growth.

•
Blended results on the performance measures resulted in each of the named executives receiving an annual cash incentive payment for 2020 equal to 68.1% of target.

The MD&C Committee develops financial performance measures for annual cash incentive awards to drive improvements in business operations, as well as support and fund the long-term strategy of the Company. The MD&C Committee has found that the Income from Operations, excluding Depreciation and Amortization, performance measure encourages balanced focus on growth and profitability, while the Income from Operations Margin performance measure continues to keep the Company focused on cost control, operational improvements and yield. The Internal Revenue Growth measure supports the Company’s strategic growth and creation of shareholder value. The MD&C Committee believes these financial performance measures, collectively, support and align with the strategy of the Company and are appropriate indicators of our progress toward the Company’s goals. See “2020 Pay-for-Performance” in the Executive Summary above for a discussion of alignment between the annual cash incentive measures and Company performance in 2020.
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When setting threshold, target and maximum performance measure levels each year, the MD&C Committee looks to the Company’s historical results of operations and analyses and forecasts for the coming year. Specifically, the MD&C Committee considers expected revenue based on analyses of pricing and volume trends, as affected by operational and general economic factors and expected costs. The table below details the performance measures set by the MD&C Committee for purposes of the named executive officers’ annual cash incentive for 2020.
	Threshold Performance (60% Payment)	Target Performance (100% Payment)	Maximum Performance (200% Payment)
Income from Operations, excluding Depreciation and Amortization	$4.360 billion	$4.863 billion	$5.366 billion
Income from Operations Margin	16.0%	17.15%	18.3%
Internal Revenue Growth	2.0%	4.0%	6.0%
The following table sets forth the Company’s performance achieved on each of the annual cash incentive performance measures and the payout earned on account of such performance.
Income from Operations, excluding Depreciation and Amortization (weighted 50%)		Income from Operations Margin (weighted 25%)		Internal Revenue Growth (weighted 25%)		Total Payout Earned (as a percentage of Target)
Actual	Payout Earned	Actual	Payout Earned	Actual	Payout Earned
$4.371 billion	60.9%	17.70%	150.5%	(3.00)%	0%	68.1%
As discussed above, the MD&C Committee has discretion to adjust the performance calculations in line with its policy on calculation adjustments. The calculation of 2020 annual cash incentive performance measures was generally made on a basis consistent with the Company’s reporting of its 2020 financial results and excluded $155 million in costs related to the acquisition and integration of Advanced Disposal. Additionally, the performance calculations exclude $46 million in costs incurred in connection with the COVID-19 pandemic, primarily to transition employees to remote work environments while maintaining continuity of operations, and $27 million in costs related to our strategic customer service digitalization initiative. This initiative was accelerated in light of the COVID-19 pandemic and the increased emphasis on the quality and ease of electronic interactions with our customers. In both cases, these expenditures were not contemplated at the time that the annual cash incentive performance targets were developed, but were appropriate and beneficial responses to external conditions.
Target annual cash incentives are a specified percentage of the executives’ base salary. The following table shows each named executive’s target percentage of base salary for 2020 and annual cash incentive for 2020 paid in March 2021.
Named Executive Officer	Target Percentage of Base Salary	Annual Cash Incentive For 2020(1)
Mr. Fish	150	$1,277,922
Ms. Rankin	100	$456,597
Mr. Morris	100	$479,777
Ms. Hemmer	90	$347,774
Mr. Batchelor	90	$347,774

(1)
Calculations of annual cash incentive payouts, as a percentage of base salary, were made using the named executive’s actual base salary received in 2020. Such amounts are lower than if calculated using the 2020 base salaries in the table above due to the timing of when base salary increases take effect.

Long-Term Equity Incentives
Our equity awards are designed to hold individuals accountable for long-term decisions by rewarding the success of those decisions. The MD&C Committee continuously evaluates the components of its programs. In determining which forms of equity compensation are appropriate, the MD&C Committee considers whether the awards granted are achieving their purpose; the competitive market; and accounting, tax or other regulatory issues, among others. In determining the appropriate awards for the named executives’ 2020 annual long-term incentive award, the MD&C Committee decided to
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grant both PSUs comprising 80% of each named executive’s award and stock options comprising 20% of each named executive’s award, consistent with prior years. Half of each named executives’ PSUs granted in 2020 are Cash Flow PSUs and the remaining half are TSR PSUs. Meanwhile, stock options encourage focus on increasing the market value of our stock. Before determining the actual number of PSUs and stock options that were granted to each of the named executives in 2020, the MD&C Committee established a target dollar amount for each named executive’s annual total long-term equity incentive award. The values chosen were based primarily on the comparison information for the competitive market and consideration of the named executives’ responsibility for meeting the Company’s strategic objectives. Target dollar amounts for equity incentive awards will vary from grant date fair values calculated for accounting purposes.
Named Executive Officer	Dollar Values of 2020 Long-Term Equity Incentives Set by the Committee (at Target)
Mr. Fish	$8,000,000
Ms. Rankin	$2,000,000
Mr. Morris	$2,200,000
Ms. Hemmer	$1,650,000
Mr. Batchelor	$1,650,000
Overview of Performance Share Units.
•
Named executives were granted new PSUs with a three-year performance period ending December 31, 2022. Half of each named executive’s PSUs granted in 2020 are Cash Flow PSUs and the remaining half are TSR PSUs.

•
Named executives received a payout of 186.4% of the PSUs granted in 2018 with a three-year performance period ended December 31, 2020. The Company exceeded the maximum level of performance for the Cash Flow PSUs, and the Company exceeded the threshold and neared the maximum level of performance for the TSR PSUs.

PSUs Granted in 2020.   Performance share units are granted to our named executive officers annually to align compensation with the achievement of our long-term financial goals and to increase stockholder alignment through stock ownership. PSUs provide an immediate retention benefit to the Company because there is unvested potential value at the date of grant. The number of PSUs granted to our named executive officers corresponds to an equal number of shares of Common Stock. At the end of the three-year performance period for each grant, the Company will deliver a number of shares ranging from 0% to 200% of the initial number of PSUs granted, depending on the Company’s three-year performance against pre-established targets.
The MD&C Committee determined the number of PSUs that were granted to each of the named executives in 2020 by taking the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplying by 80%. Those values were then divided by the average of the high and low market price of our Common Stock over the 30 trading days preceding the date of the MD&C Committee meeting at which the grants were approved to determine the number of PSUs granted. The number of PSUs granted in 2020 are shown in the table below.
Named Executive Officer	Number of PSUs
Mr. Fish	52,892
Ms. Rankin	13,224
Mr. Morris	14,546
Ms. Hemmer	10,910
Mr. Batchelor	10,910
Half of each named executive’s PSUs included in the table above are Cash Flow PSUs; the cash flow generation performance measure requires focus on capital discipline and strengthens alignment with stockholders’ free cash flow expectations. For purposes of these PSUs, we define cash flow as net cash provided by operating activities, less capital expenditures, with the following adjustments: (a) costs associated with labor disruptions and multiemployer plan withdrawal liabilities are excluded due to being required as a result of past labor commitments combined with changing
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economic conditions and business climate; (b) strategic acquisition, restructuring, and transformation and reorganization costs are excluded; (c) cash proceeds from the government-required divestiture of businesses and other assets in connection with our acquisition of Advanced Disposal are excluded; and (d) cash proceeds from divestiture of any other businesses and assets are included (the “2020 Cash Flow PSU Definition”). The table below shows the required achievement of the cash flow generation performance measure and the corresponding potential payouts under our Cash Flow PSUs granted in 2020.
	Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout
Cash Flow	$6.306 billion	50%	$6.927 billion	100%	$7.550 billion	200%
The remaining half of each named executive’s PSUs are TSR PSUs. This measure directly correlates executive compensation with creation of stockholder value. Total shareholder return is calculated as follows: (Common Stock price at end of performance period — Common Stock price at beginning of performance period + dividends during performance period) / Common Stock price at beginning of performance period. The table below shows the required achievement of the total shareholder return performance measure and the corresponding potential payouts under our TSR PSUs granted in 2020.
Total Shareholder Return Relative to the S&P 500
Performance	Payout
75th percentile (Maximum)	200%
50th percentile (Target)	100%
25th percentile (Threshold)	50%
The different performance measure levels are determined based on an analysis of historical performance and current projections and trends. The MD&C Committee uses this analysis and consideration of different scenarios related to items that affect the Company’s performance such as yield, volumes and capital to set the performance measures. As with the consideration of targets for the annual cash incentives, when the MD&C Committee established the cash flow targets, the MD&C Committee carefully considered several material factors anticipated to affect the Company in 2020 and beyond, including general economic and market conditions and economic indicators for future periods, to align the cash flow targets with the Company’s long-range strategic plan.
Payout on PSUs for the Performance Period Ended December 31, 2020.   Half of the PSUs granted in 2018 with the performance period ended December 31, 2020 were TSR PSUs, and the remaining half of the PSUs granted in 2018 were Cash Flow PSUs. In line with the MD&C Committee’s policy on calculation adjustments discussed above, no adjustments were made to the performance calculations for these PSUs. With respect to the TSR PSUs with a three-year performance period ended December 31, 2020, the performance of the Company’s Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 68.21%, resulting in a 172.84% payout in shares of Common Stock that were issued in February 2021.
For purposes of the Cash Flow PSUs with a three-year performance period ended December 31, 2020, the Company generated net cash flow from operating activities, less capital expenditures, of $7.009 billion, exceeding the maximum criteria of $6.316 billion; this performance level yielded a 200% payout in shares of Common Stock that were issued in February 2021. With respect to these Cash Flow PSUs, the underlying award agreements provide for performance to be measured using the same methodology as the 2020 Cash Flow PSU Definition set forth above, except that these 2018 awards did not exclude cash proceeds from government-required divestitures in connection with our acquisition of Advanced Disposal, as such divestiture proceeds were not anticipated at the time the awards were granted. However, the Company was able to confirm to the MD&C Committee that its results on this performance measure would have exceeded maximum criteria even without the benefit of such divestiture proceeds; and as a result, the proceeds did not impact the award payout for the Cash Flow PSUs.
Stock Options.   The MD&C Committee believes use of stock options is appropriate to support the growth element of the Company’s strategy. The grant of options made to the named executive officers in the first quarter of 2020 in connection with the annual grant of long-term equity awards was based on the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplied by 20%. The actual number of stock options
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granted was determined by assigning a value to the options using an option pricing model and dividing the dollar value of target compensation by the value of an option. The resulting number of stock options are shown in the table below.
Named Executive Officer	Number of Options
Mr. Fish	101,138
Ms. Rankin	25,284
Mr. Morris	27,813
Ms. Hemmer	20,860
Mr. Batchelor	20,860
The stock options will vest in 25% increments on the first two anniversaries of the date of grant and the remaining 50% will vest on the third anniversary. The exercise price of the options granted in 2020 is $126.005, which is the average of the high and low market price of our Common Stock on the date of grant, and the options have a term of ten years. We account for our employee stock options under the fair value method of accounting using a Black-Scholes methodology to measure stock option expense at the date of grant. The fair value of the stock options at the date of grant is amortized to expense over the vesting period less expected forfeitures, except for stock options granted to retirement-eligible employees, for which expense is fully recognized at the time of grant.
Restricted Stock Units.   The MD&C Committee anticipates that grants of RSUs to named executives will continue to be made on a limited basis in cases such as a significant promotion and increased responsibilities and to attract new hires, and that RSUs will not be a routine component of named executive compensation. No RSUs were granted to named executives in 2020. Mr. Bachelor’s last remaining award of RSUs, granted prior to his promotion to the Senior Leadership Team, vested in February 2021. No other named executives had unvested RSUs as of December 31, 2020.
Post-Employment and Change in Control Compensation; Clawback Policies
Severance Protection Plan.   In December 2017, we adopted an Executive Severance Protection Plan (the “Severance Protection Plan”) and each of Messrs. Fish and Morris and Ms. Rankin entered into new or amended and restated employment agreements (the “2017 Employment Agreements”). The Severance Protection Plan covers each of our executive officers. The 2017 Employment Agreements do not contain separate severance entitlements, but instead provide for additional terms and protections relating to the respective executive’s participation in the Severance Protection Plan. The 2017 Employment Agreements are intended to transition the Company’s severance protections away from contract-based protections and onto a standardized and flexible plan-based approach. Going forward, the Company does not anticipate entering into new employment agreements with our executive officers, and neither Ms. Hemmer nor Mr. Batchelor are party to an employment agreement with the Company.
Post-Employment Covenants and Clawback Policies.   The 2017 Employment Agreements contain noncompetition and nonsolicitation restrictions that apply during employment and for a two-year period following termination. Additionally, the Severance Protection Plan contains (a) a requirement that the individual execute a general release prior to receiving post-termination benefits and (b) a clawback feature that allows for the suspension and refund of termination benefits for subsequently discovered cause. The clawback feature generally allows the Company to cancel any remaining payments due and obligates the named executive to refund to the Company severance payments already made if, within one year of termination of employment of the named executive by the Company for any reason other than for cause, the Company determines that the named executive could have been terminated for cause.
Our current equity award agreements also include a requirement that, in order to be eligible to vest in any portion of the award, the employee must enter into an agreement containing restrictive covenants applicable to the employee’s behavior following termination. Additionally, our equity award agreements include compensation clawback provisions that provide, if the MD&C Committee determines that an employee either engaged in or benefited from misconduct, then the employee will refund any amounts received under the equity award agreements. Misconduct generally includes any act or failure to act that caused or was intended to cause a violation of the Company’s policies, generally accepted accounting principles or applicable laws and that materially increased the value of the equity award. Further, our MD&C Committee has adopted a clawback policy applicable to our annual cash incentive awards that is designed to recoup annual cash incentive payments when the recipient’s personal misconduct affects the payout calculations for the awards.
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Clawback terms applicable to our incentive awards allow recovery within the earlier to occur of one year after discovery of misconduct and the second anniversary of the employee’s termination of employment.
Other Compensation Policies and Practices
Compensation Limitation Policies.   The Company has adopted a Severance Limitation Policy that generally provides that the Company may not enter into new severance arrangements with its executive officers, as defined in the federal securities laws, that provide for benefits, less the value of vested equity awards and benefits provided to employees generally, in an amount that exceeds 2.99 times the executive officer’s then current base salary and target annual cash incentive, unless such future severance arrangement receives stockholder approval. The Company has also adopted its Policy Limiting Certain Compensation Practices, which generally provides that the Company will not enter into new compensation arrangements that would obligate the Company to pay a death benefit or gross-up payment to an executive officer unless such arrangement receives stockholder approval. Both of these compensation limitation policies are subject to certain exceptions, including benefits generally available to management-level employees and any payment in reasonable settlement of a legal claim. Additionally, “Death Benefits” under the policy does not include deferred compensation, retirement benefits or accelerated vesting or continuation of equity-based awards pursuant to generally-applicable equity award plan provisions. None of our executive officers are party to any employment agreement or arrangement with the Company that provides for severance, gross-up or death benefits that exceed amounts permitted by these compensation limitation policies.
Stock Ownership Guidelines and Holding Requirements.   All of our named executive officers are subject to stock ownership guidelines. We instituted stock ownership guidelines because we believe that ownership of Company stock demonstrates a commitment to, and confidence in, the Company’s long-term prospects and further aligns employees’ interests with those of our stockholders. We believe that the requirement that these individuals maintain a portion of their individual wealth in the form of Company stock deters actions that would not benefit stockholders generally. Although there is no deadline set for executives to reach their ownership guidelines, the MD&C Committee monitors ownership levels to confirm that executives are making sustained progress toward achievement of their ownership guidelines.
Additionally, our stock ownership guidelines contain holding requirements. Executives with a title of Senior Vice President or higher, which includes all of our named executives, must hold 100% of all net shares acquired through the Company’s long-term incentive plans for at least one year, and those individuals must continue to hold 100% of all such net shares until the individual’s ownership guideline is achieved. Once achieved, the requisite stock ownership level must continue to be retained throughout the executive’s employment with the Company. Our MD&C Committee believes these holding periods discourage executives from taking actions in an effort to gain from short-term increases in the market value of our stock.
The MD&C Committee regularly reviews the ownership guidelines to ensure that the appropriate share ownership levels are in place. Guidelines are expressed as a fixed number of shares and were revised in November 2020 to account for the Company’s more recent sustained Common Stock market value since the prior revision in November 2018. The ownership requirement of Mr. Fish, our President and Chief Executive Officer, was over six times base salary, using his base salary as of December 31, 2020 and an assumed $100 per share stock price. Using the closing price of our Common Stock on March 17, 2021, the ownership requirement of our President and Chief Executive Officer is approximately 7.7 times his base salary as of December 31, 2020. Shares owned outright, vested RSUs and PSUs that have been deferred, Common Stock equivalents based on holdings in the Company’s 401(k) Retirement Savings Plan and phantom stock held in the Company’s 409A Deferral Plan count toward meeting the ownership guidelines. Stock options, PSUs, RSUs and restricted stock, if any, do not count toward meeting the ownership guidelines until they are vested or earned. The following table outlines the stock ownership guidelines and attainment for our named executive officers.
Named Executive Officer	Ownership Guideline (number of shares)	Attainment as of March 17, 2021
Mr. Fish	82,000	304%
Ms. Rankin	20,500	124%
Mr. Morris	21,500	416%
Ms. Hemmer	11,000	259%
Mr. Batchelor	11,000	260%
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As discussed under “Director and Officer Stock Ownership,” the MD&C Committee also establishes ownership guidelines for the independent directors and performs regular reviews to ensure all independent directors are in compliance or are showing sustained progress toward achievement of their ownership guideline.
Insider Trading; Prohibition of Hedging and Pledging Company Securities.   The Company’s Insider Trading Policy prohibits directors, executive officers and other “designated insiders” from engaging in most transactions involving the Company’s Common Stock during periods, determined by the Company, that those individuals are most likely to be aware of material, non-public information. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our Common Stock with the Company’s office of the Chief Legal Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company, (b) selling any security of the Company “short” and (c) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of any security of the Company granted as compensation or held, directly or indirectly, by the director, executive officer or designated insider. The Company’s Insider Trading Policy also provides that directors and executive officers may not pledge Company securities or hold Company securities in a margin account.
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EXECUTIVE COMPENSATION TABLES
We are required to present compensation information in the tabular format prescribed by the SEC. This format, including the tables’ column headings, may be different from the way we describe or consider elements and components of compensation internally. The Compensation Discussion and Analysis contains a discussion that should be read in conjunction with these tables to gain a complete understanding of our executive compensation philosophy, programs and decisions.
SUMMARY COMPENSATION TABLE
Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James C. Fish, Jr. President and Chief Executive Officer
2020	1,269,231(6)	8,110,592	1,600,003	1,277,922	116,177	12,373,925
2019	1,232,788(6)	6,853,530	1,399,997	1,704,132	107,654	11,298,101
2018	1,157,692(6)	5,431,408	1,199,997	1,169,293	166,891	9,125,281
Devina A. Rankin Executive Vice President and Chief Financial Officer
2020	677,061	2,027,801	399,993	456,597	60,493	3,621,945
2019	618,208	1,958,118	399,997	578,516	68,575	3,623,414
2018	539,923	1,538,892	340,006	379,541	53,956	2,852,318
John J. Morris, Jr. Executive Vice President and Chief Operating Officer
2020	712,115	2,230,520	440,002	479,777	99,517	3,961,930
2019	699,807	2,153,907	440,006	661,476	86,046	4,041,242
2018	646,192	1,629,462	359,997	435,053	116,032	3,186,736
Tara J. Hemmer(5) Senior Vice President — Operations
2020	567,062	1,672,967	330,005	347,774	57,125	2,974,933
2019	535,670	1,615,372	330,001	479,828	38,502	2,999,373
Steven R. Batchelor(5) Senior Vice President — Operations
2020	567,062	1,672,967	330,005	347,774	13,841	2,931,649
2019	535,397	1,615,372	330,001	479,828	29,157	2,989,755

(1)
Amounts in this column represent the grant date fair value of PSUs granted to all named executives annually. The grant date fair values were calculated in accordance with ASC Topic 718, as further described in Note 15 in the Notes to the Consolidated Financial Statements in our 2020 Annual Report on Form 10-K. The grant date fair value of a TSR PSU granted in 2020, based on a Monte Carlo valuation, is $180.68, and because total shareholder return is a market condition, projected achievement is embedded in the grant date fair value. The grant date fair value of a Cash Flow PSU granted in 2020 is $126.005, which is the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2014 Stock Incentive Plan. The table below shows (a) the aggregate grant date fair value of Cash Flow PSUs assuming target level of performance is achieved (this is the amount included in the Stock Awards column in the Summary Compensation Table) and (b) the aggregate grant date fair value of the same PSUs assuming the Company will reach the highest level of achievement for this performance measure and maximum payouts will be earned.

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	Year	Aggregate Grant Date Fair Value of Cash Flow PSUs Assuming Target Level of Performance Achieved ($)	Aggregate Grant Date Fair Value of Cash Flow PSUs Assuming Highest Level of Performance Achieved ($)
Mr. Fish	2020	3,332,328	6,664,656
	2019	2,914,920	5,829,840
	2018	2,354,189	4,708,378
Ms. Rankin	2020	833,145	1,666,290
	2019	832,820	1,665,640
	2018	667,017	1,334,034
Mr. Morris	2020	916,434	1,832,869
	2019	916,092	1,832,184
	2018	706,274	1,412,548
Ms. Hemmer	2020	687,357	1,374,715
	2019	687,044	1,374,088
Mr. Batchelor	2020	687,357	1,374,715
	2019	687,044	1,374,088

(2)
Amounts in this column represent the grant date fair value of stock options granted annually, in accordance with ASC Topic 718. The grant date fair value of the options granted in 2020, estimated using the Black-Scholes option pricing model, is $15.82 per option. The assumptions made in determining the grant date fair values of options are disclosed in Note 15 in the Notes to the Consolidated Financial Statements in our 2020 Annual Report on Form 10-K.

(3)
Amounts in this column represent cash incentive awards earned and paid based on the achievement of performance criteria. See “Compensation Discussion and Analysis — Named Executive’s 2020 Compensation Program and Results — Annual Cash Incentive” for additional information.

(4)
The amounts included in “All Other Compensation” for 2020 are shown below (in dollars):

	401(k) Plan Matching Contributions	409A Deferral Plan Matching Contributions	Life Insurance Premiums	Perquisites and Other Personal Benefits(a)
Mr. Fish	12,825	78,676	2,201	22,475
Ms. Rankin	12,825	46,479	1,189	—
Mr. Morris	12,825	25,659	1,318	59,715
Ms. Hemmer	12,825	43,284	1,017	—
Mr. Batchelor	12,825	—	1,017	—

(a)
This column includes incremental cost to us for personal use of Company aircraft. Annually, we calculate an hourly direct operating cost for Company aircraft using industry standard measurements of costs for fuel, catering, telecommunications, maintenance, landing and hangar fees, flight plans and permits, and crew. We then allocate incremental cost to the named executive based on the amount of aircraft time required for the personal use, multiplied by the direct operating cost. For example, the majority of Mr. Morris’ personal aircraft use reported above resulted from deviations from business travel flight plans to pick up or drop off the executive in another location where he was working remotely during the COVID-19 pandemic; in such case, we calculate the time difference resulting from the flight plan deviation and multiply it by the direct operating cost. We also allocate incremental cost to the named executive for any deadhead flights required to position the aircraft to serve personal needs. We own and operate our aircraft primarily for business use; therefore, we do not include purchase costs or other fixed costs associated with the ownership or operation of our aircraft in the direct operating cost.

(5)
Each of Ms. Hemmer and Mr. Batchelor were promoted to their current positions on January 1, 2019.

(6)
Includes $100,000 in 2020, $75,000 in 2019 and $50,000 in 2018 of base salary to which Mr. Fish was entitled but voluntarily relinquished to fund a scholarship program for children of Company employees.

40   |       2021 Proxy Statement

EXECUTIVE COMPENSATION
GRANT OF PLAN-BASED AWARDS IN 2020
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Option Awards: Number of Securities Underlying Options(#)(3)	Exercise or Base Price of Option Awards ($/sh)(4)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Fish, Jr.
Cash Incentive	1,125,922	1,876,537	3,753,074
2/19/20				26,446	52,892	105,784				8,110,592
2/19/20							101,138	126.005	125.23	1,600,003
Devina A. Rankin
Cash Incentive	402,288	670,480	1,340,959
2/19/20				6,612	13,224	26,448				2,027,801
2/19/20							25,284	126.005	125.23	399,993
John J. Morris, Jr.
Cash Incentive	422,711	704,518	1,409,037
2/19/20				7,273	14,546	29,092				2,230,520
2/19/20							27,813	126.005	125.23	440,002
Tara J. Hemmer
Cash Incentive	306,409	510,681	1,021,363
2/19/20				5,455	10,910	21,820				1,672,967
2/19/20							20,860	126.005	125.23	330,005
Steven R. Batchelor
Cash Incentive	306,409	510,681	1,021,363
2/19/20				5,455	10,910	21,820				1,672,967
2/19/20							20,860	126.005	125.23	330,005

(1)
Actual payouts of cash incentive awards for 2020 performance are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” The named executives’ possible annual cash incentive payouts are calculated using a percentage of base salary approved by the MD&C Committee. The threshold levels represent the amounts that would have been payable if the minimum performance criteria were met for each performance measure. See “Compensation Discussion and Analysis — Named Executive’s 2020 Compensation Program and Results — Annual Cash Incentive” for additional information about these awards.

(2)
Represents the number of shares of Common Stock potentially issuable based on the achievement of performance criteria under PSU awards granted under our 2014 Stock Incentive Plan. See “Compensation Discussion and Analysis — Named Executive’s 2020 Compensation Program and Results — Long-Term Equity Incentives — Performance Share Units” for additional information about these awards. The performance period for these awards ends December 31, 2022. PSUs earn dividend equivalents, which are paid out based on the number of shares earned at the end of the performance period.

(3)
Represents the number of shares of Common Stock potentially issuable upon the exercise of options granted under our 2014 Stock Incentive Plan. See “Compensation Discussion and Analysis — Named Executive’s 2020 Compensation Program and Results — Long-Term Equity Incentives — Stock Options” for additional information about these awards. The stock options will vest in 25% increments on the first two anniversaries of the date of grant and the remaining 50% will vest on the third anniversary. Although we consider stock options to be a form of incentive compensation, only awards with performance criteria are included as “Equity Incentive Plan Awards” in our compensation tables.

(4)
The exercise price represents the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2014 Stock Incentive Plan.

(5)
These amounts are grant date fair values of the awards as calculated under ASC Topic 718 and as further described in notes (1) and (2) to the Summary Compensation Table.

   2021 Proxy Statement   |   41

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2020
	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
James C. Fish, Jr.
	—	101,138(3)	126.005	2/19/2030	—	—	111,840	26,378,582
	28,641	85,925(4)	98.898	2/19/2029	—	—	—	—
	—	49,342(5)	85.34	2/20/2028	—	—	—	—
Devina A. Rankin
	—	25,284(3)	126.005	2/19/2030	—	—	30,066	7,091,367
	8,183	24,550(4)	98.898	2/19/2029	—	—	—	—
	13,980	13,981(5)	85.34	2/20/2028	—	—	—	—
John J. Morris, Jr.
	—	27,813(3)	126.005	2/19/2030	—	—	33,072	7,800,362
	—	27,006(4)	98.898	2/19/2029	—	—	—	—
	—	14,803(5)	85.34	2/20/2028	—	—	—	—
Tara J. Hemmer
	—	20,860(3)	126.005	2/19/2030	—	—	24,804	5,850,271
	6,751	20,254(4)	98.898	2/19/2029	—	—	—	—
	8,223	8,224(5)	85.34	2/20/2028	—	—	—	—
Steven R. Batchelor
	—	20,860(3)	126.005	2/19/2030	515	60,734	24,804	5,850,271
	6,751	20,254(4)	98.898	2/19/2029	—	—	—	—
	1,842	1,842(5)	85.34	2/20/2028	—	—	—	—
	5,443	—	73.335	2/28/2027	—	—	—	—

(1)
Values are based on the closing price of our Common Stock on December 31, 2020 of $117.93.

(2)
Includes vested stock options granted on February 28, 2017, February 20, 2018 and February 19, 2019 pursuant to our 2014 Stock Incentive Plan.

(3)
Includes stock options granted on February 19, 2020 that vest 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant.

(4)
Includes stock options granted on February 19, 2019 that vested 25% on the first anniversary of the date of grant. An additional 25% will vest on the second anniversary of the date of grant and 50% will vest on the third anniversary of the date of grant.

(5)
Includes stock options granted on February 20, 2018 that vested 25% on the first and second anniversary of the date of grant. The remaining 50% will vest on the third anniversary of the date of grant.

(6)
Includes RSUs granted to Mr. Batchelor on February 20, 2018 under our 2014 Stock Incentive Plan. The RSUs vest on the third anniversary of the date of grant.

42   |       2021 Proxy Statement

EXECUTIVE COMPENSATION
(7)
Includes PSUs with three-year performance periods ending December 31, 2021 and December 31, 2022. Payouts on PSUs are made after the Company’s financial results for the performance period are reported and the MD&C Committee determines achievement of performance results and corresponding vesting, typically in mid to late February of the succeeding year. The PSUs for the performance period ended December 31, 2020 are not included in the table as they are considered earned as of December 31, 2020 for proxy statement disclosure purposes; instead, such PSUs are included in the Option Exercises and Stock Vested table below. Pursuant to SEC disclosure instructions, because the Company’s performance on the metrics governing our PSUs with the performance period ended December 31, 2020 exceeded target, the payout value of unearned awards is calculated assuming maximum performance criteria is achieved. The following number of PSUs have a performance period ending December 31, 2021: Mr. Fish — 58,948; Ms. Rankin — 16,842; Mr. Morris — 18,526; Ms. Hemmer — 13,894; and Mr. Batchelor — 13,894. The following number of PSUs have a performance period ending December 31, 2022: Mr. Fish — 52,892; Ms. Rankin — 13,224; Mr. Morris — 14,546; Ms. Hemmer — 10,910; and Mr. Batchelor — 10,910.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
James C. Fish, Jr.	89,438	3,849,927	102,852	11,556,965
Devina A. Rankin	32,293	1,608,080	29,141	3,274,428
John J. Morris, Jr.	43,233	1,381,985	30,856	3,467,134
Tara J. Hemmer	12,468	741,459	18,474	2,063,918
Steven R. Batchelor	41,463	3,317,942	3,470	388,089

(1)
The following number of net shares were received, after withholdings and the sale of shares to cover option costs and taxes: Mr. Fish — 19,540; Ms. Rankin — 8,144; Mr. Morris — 7,334; Ms. Hemmer — 3,631 and Mr. Batchelor — 16,267.

(2)
Includes shares of the Company’s Common Stock issued on account of PSUs granted in 2018 with a performance period ended December 31, 2020. The determination of achievement of performance results and corresponding vesting of such PSUs was performed by the MD&C Committee in February 2021. Following such determination, shares of the Company’s Common Stock earned under this award were issued on February 18, 2021, based on the average of the high and low market price of our Common Stock on that date. Also includes the following number of RSUs that vested in 2020: Ms. Hemmer — 1,331 and Mr. Batchelor — 592. The value of RSUs realized on vesting was calculated using the average of the high and low market price of our Common Stock on the date of vesting.

   2021 Proxy Statement   |   43

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation in 2020
Each of our named executive officers is eligible to participate in our 409A Deferral Plan and may elect to defer receipt of portions of their base salary and cash incentives in excess of the annual compensation threshold established under Section 401(a)(17) of the IRC, referred to as the “Threshold.” As of 2020, the Threshold was $285,000. The plan provides that eligible employees may defer for payment at a future date (a) up to 25% of base salary and up to 100% of annual cash incentives payable after the aggregate of such compensation components reaches the Threshold; (b) receipt of any RSUs and (c) receipt of any PSUs. The Company match provided under the 409A Deferral Plan is dollar for dollar on the employee’s deferrals, up to 3% of the employee’s aggregate base salary and cash incentives in excess of the Threshold, and fifty cents on the dollar on the employee’s deferrals, in excess of 3% and up to 6% of the employee’s aggregate base salary and cash incentives in excess of the Threshold. Additional deferral contributions will not be matched but will be tax-deferred. Amounts deferred under this plan are allocated into accounts that mirror selected investment funds in our 401(k) Retirement Savings Plan, including a Company stock fund, although the amounts deferred are not actually invested in stock or funds. There is no Company match on deferred RSUs or PSUs, but the Company makes a cash payment of dividend equivalents on the shares deferred at the same time and at the same rate as dividends on the Company’s Common Stock.
Participating employees generally can elect to receive distributions commencing six months after the employee leaves the Company in the form of annual installments or a lump sum payment. Special circumstances may allow for a modified or accelerated distribution, such as the employee’s death, an unforeseen emergency, or upon termination of the plan. In the event of death, distribution will be made to the designated beneficiary in a single lump sum in the following calendar year. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount necessary to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company matching contributions, and gains and/or losses related to their investment choices
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(5)
James C. Fish, Jr.	164,029	78,676	842,985	206,760	13,373,751
Devina A. Rankin	58,235	46,479	43,522	—	456,244
John J. Morris, Jr.	30,665	25,659	319,414	—	2,106,832
Tara J. Hemmer	57,642	43,284	72,136	—	446,739
Steven R. Batchelor	—	—	219,114	—	2,122,393

(1)
Contributions are made pursuant to the Company’s 409A Deferral Plan. Executive contributions of base salary and annual cash incentive compensation is included in the Salary column and the Non-Equity Incentive Plan Compensation column, respectively, of the Summary Compensation Table.

(2)
Company contributions to the executives’ 409A Deferral Plan accounts are included in the All Other Compensation column in the Summary Compensation Table.

(3)
Earnings on these accounts are not included in any other amounts in the tables included in this Proxy Statement, as the amounts of the named executives’ earnings on deferred cash compensation represent the general market gains (or losses) on investments, rather than amounts or rates set by the Company for the benefit of the named executives. In case of Mr. Fish, who has deferred receipt of 94,844 shares of Common Stock, earnings also include the change in the closing price per share of the Company’s Common Stock from December 31, 2019 to December 31, 2020, plus $2.18 of dividends paid per share of Common Stock in 2020, multiplied by the number of shares deferred. The value of such deferred shares was included in the Option Exercises and Stock Vested table for the year of vesting.

(4)
The amount shown in this column consists of dividend equivalents paid on Mr. Fish’s deferred shares.

(5)
Amounts shown in this column include the following amounts that were reported as compensation to the named executive in the Summary Compensation Table for 2018-2020: Mr. Fish — $903,081; Ms. Rankin — $268,182; Mr. Morris — $268,236; Ms. Hemmer — $172,411 and Mr. Batchelor — $66,676. Because Ms. Hemmer and Mr. Batchelor became named executives in 2019, their amounts only include 2019 and 2020 compensation.

44   |       2021 Proxy Statement

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
Change in Control.   The post-employment compensation our named executives receive is based on provisions included in retirement and severance plan documents, employment agreements and equity incentive award documentation. Severance protections aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in the Severance Protection Plan, our stock option award agreements and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. First, a change in control must occur, and second, the individual must terminate employment for good reason or the Company must terminate employment without cause within six months prior to or two years following the change in control event. PSUs are paid out in cash on a prorated basis based on actual results achieved through the end of the fiscal quarter prior to a change in control. Thereafter, the executive would typically receive a replacement award from the successor entity, provided that the successor entity is publicly traded. If the successor is not publicly traded, the executive will be entitled to a replacement award of cash. RSUs, which are not routinely a component of our named executive officer compensation, vest upon a change in control, unless the successor entity converts the awards to equivalent grants in the successor. In the case of both converted RSU and PSU awards, they will vest in full if the executive is terminated without cause following the change in control. We believe providing change in control protection encourages our named executives to pursue and facilitate transactions that are in the best interests of stockholders while not granting executives an undeserved windfall.
Involuntary Termination or Resignation for Good Reason.   Under the Severance Protection Plan, in the event a participant is terminated without cause or resigns for good reason, subject to execution of a release of claims and continued compliance with all restrictive covenants, he or she will be entitled to receive: (a) cash severance in an aggregate amount equal to two times the sum of the participant’s base salary and target annual bonus (with one half payable in a lump sum at termination, and the remaining half payable in installments over a two-year period); (b) continuation of group health benefits over a two-year period following termination and (c) a pro rata annual cash incentive payment for the year of termination. In the event a named executive is terminated for cause, he or she is entitled to any accrued but unpaid salary only, and all unvested awards and outstanding stock options, whether exercisable or not, are forfeited.
The terms “cause,” “good reason,” and “change in control” are defined in the executives’ employment agreements, the Severance Protection Plan and equity award plans and agreements, as applicable, but such terms have the meanings generally described below. You should refer to the applicable documentation, accessible through the Company’s Form 10-K Exhibit List, for the actual definitions.
“Cause” generally means the named executive has: deliberately refused to perform his or her duties; breached his or her duty of loyalty to the Company; been convicted of a felony; intentionally and materially harmed the Company; materially violated the Company’s policies and procedures or breached the covenants contained in his or her agreement.
“Good Reason” generally means that, without the named executive’s consent: his or her duties or responsibilities have been substantially changed; he or she has been removed from his or her position; the Company has breached his or her employment agreement; any successor to the Company has not assumed the obligations under his or her employment agreement; or he or she has been reassigned to a location more than 50 miles away.
“Change in Control” generally means that: at least 25% of the Company’s Common Stock has been acquired by one person or persons acting as a group; certain significant turnover in our Board of Directors has occurred; there has been a merger of the Company in which at least 50% of the combined post-merger voting power of the surviving entity does not consist of the Company’s pre-merger voting power, or a merger to effect a recapitalization that resulted in a person or persons acting as a group acquired 25% or more of the Company’s voting securities; or the Company is liquidating or selling all or substantially all of its assets.
Benefits to a participant under the Severance Protection Plan are subject to reduction to the extent required by the Company’s Severance Limitation Policy or if the excise tax described in Sections 280G or 4999 of the IRC is applicable and such reduction would place the participant in a better net after tax position.
Voluntary Termination; Retirement.   Our equity award agreements generally provide that an executive forfeits unvested awards if he or she voluntarily terminates employment. RSUs and PSUs generally vest on a pro rata basis upon involuntary termination other than for cause. RSUs generally vest on a pro rata basis upon an employee’s qualifying
   2021 Proxy Statement   |   45

EXECUTIVE COMPENSATION
retirement; however, PSUs and stock options generally continue to vest following a qualifying retirement as if the employee had remained employed until the end of the performance period. If the recipient is terminated by the Company without cause or voluntarily resigns, the recipient is entitled to exercise all stock options outstanding and exercisable within a specified time frame after such termination.
Explanation of Tabular Disclosure.   The following table presents potential payouts to our named executives at year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2020, when the closing price of our Common Stock was $117.93 per share. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. Please note the following when reviewing the payouts set forth below:
•
The compensation component set forth below for accelerated vesting of stock options is comprised of the unvested stock options granted in 2018 and 2019, which vest 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant, based on the difference between the closing price of our Common Stock on December 31, 2020 and the exercise price of those options. The exercise price of stock options granted in 2020 was below the closing price of our Common Stock on December 31, 2020, and no value is attributed to those stock options in the chart below.

•
For purposes of calculating the payout of performance share unit awards outstanding as of December 31, 2020, we have assumed that target performance was achieved; any actual performance share unit payouts will be based on actual performance of the Company during the performance period.

•
For purposes of calculating the payout upon the “double trigger” of change in control and subsequent involuntary termination not for cause, the value of the performance share unit replacement award is equal to the number of PSUs that would be forfeited based on the prorated acceleration of the PSUs, multiplied by the closing price of our Common Stock on December 31, 2020.

•
The payout for continuation of benefits is an estimate of the cost the Company would incur to continue those benefits.

•
The Company’s practice is to provide all benefits eligible employees with life insurance that pays one times annual base salary upon death. The insurance benefit is a payment by an insurance company, not the Company, and is payable under the terms of the insurance policy.

•
Refer to the Nonqualified Deferred Compensation in 2020 table above for aggregate balances payable to the named executives under our 409A Deferral Plan pursuant to the named executive’s distribution elections.

46   |       2021 Proxy Statement

EXECUTIVE COMPENSATION
Potential Consideration Upon Termination of Employment
	Mr. Fish	Ms. Rankin	Mr. Morris	Ms. Hemmer	Mr. Batchelor
Payout or Value of Compensation Components, in dollars
In Event of Death or Disability
• Accelerated vesting of stock options	3,243,381	922,877	996,408	653,494	445,505
• Payment of PSUs (contingent on actual performance at end of performance period)	13,189,291	3,545,683	3,900,181	2,925,136	2,925,136
• Accelerated vesting of restricted stock units	—	—	—	—	60,734
• Life insurance benefit paid by insurance company (in the case of death)	1,175,000	639,000	700,000	538,000	538,000
Total	17,607,672	5,107,560	5,596,589	4,116,630	3,969,375
In Event of Termination Without Cause by the Company or For Good Reason by the Employee
• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	6,375,000	2,755,000	2,863,000	2,188,420	2,188,420
• Continued coverage under health and welfare benefit plans for two years	27,600	27,600	27,600	27,600	27,600
• Prorated payment of PSUs (contingent on actual performance at end of performance period)	6,713,676	1,843,953	2,028,317	1,521,218	1,521,218
• Prorated vesting of restricted stock units	—	—	—	—	57,697
Total	13,116,276	4,626,553	4,918,917	3,737,238	3,794,936
In Event of Termination Without Cause by the Company or For Good Reasons by the Employee Six Months Following a Change in Control (Double Trigger)
• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	6,375,000	2,755,000	2,863,000	2,188,420	2,188,420
• Continued coverage under health and welfare benefit plans for two years	27,600	27,600	27,600	27,600	27,600
• Accelerated vesting of stock options	3,243,381	922,877	996,408	653,494	445,505
• Prorated accelerated payment of PSUs	6,713,676	1,843,953	2,028,317	1,521,218	1,521,218
• Accelerated payment of PSUs replacement grant	6,475,615	1,701,730	1,871,864	1,403,917	1,403,917
• Accelerated vesting of restricted stock units	—	—	—	—	60,734
• Prorated annual cash bonus(1)	3,825,000	1,377,500	1,431,500	518,310	518,310
Total	26,660,272	8,628,660	9,218,689	6,312,960	6,165,705

(1)
Pursuant to the Severance Protection Plan, Ms. Hemmer and Mr. Batchelor receive a prorated target annual cash bonus under this scenario. Mr. Fish, Ms. Rankin and Mr. Morris receive a prorated maximum annual cash bonus under this scenario pursuant to their 2017 Employment Agreements. The 2017 Employment Agreements provided for this enhanced treatment partially on account of similar terms in pre-existing employment agreements that executives were agreeing to terminate in order to support the Company’s transition toward a more standardized and flexible approach to severance protections.

   2021 Proxy Statement   |   47

EXECUTIVE COMPENSATION
Chief Executive Officer Pay Ratio
In 2018, we identified the Company’s median employee, based on total annual compensation for all employees other than our Chief Executive Officer, in accordance with SEC Regulation S-K, Item 402(u) (the “Median Employee”). To select the Median Employee, we determined the actual taxable compensation paid to each listed employee in 2017, converted to U.S. dollars at appropriate exchange rates for non-U.S. employees, and annualized for salaried employees hired during the year. We did not apply any cost-of-living adjustments nor did we use any form of statistical sampling. During 2019, a change in such employee’s circumstances made it no longer appropriate to use that individual as the Median Employee. A new Median Employee was selected at the end of 2019, whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee. The Median Employee, a Driver in the U.S., was identified from a list of Company employees as of December 31, 2017. Out of a total worldwide employee population of 42,075 on that date, the list included 41,585 employees and excluded the Chief Executive Officer and our 489 employees based in India. Approximately 90% of these total employees work in the U.S. and approximately 10% work in Canada. Over 99% of these individuals are full-time employees. Any temporary or seasonal employees are included; any subcontracted workers are not employees and are excluded.
Since December 31, 2017, there have been no changes to the Company’s employee population, compensation arrangements, or the circumstances of the Median Employee (except as noted above) that the Company believes would significantly impact this pay ratio disclosure. Accordingly, as permitted by SEC Regulation S-K, Item 402(u), the Company is providing the following information based on the Median Employee as identified.
For 2020, total annual compensation for the Median Employee was $80,091. The annual compensation of our Chief Executive Officer was $12,373,925, for a ratio of 1:154. These values were calculated in accordance with SEC Regulation S-K, Item 402(c)(2)(x) requirements for reporting total compensation in the Summary Compensation Table.
Equity Compensation Plan Table
The following table provides information as of December 31, 2020 about the number of shares to be issued upon vesting or exercise of equity awards and shares remaining available for issuance under our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	5,070,134(2)	$82.86(3)	21,254,870(4)

(1)
Includes our 2009 Stock Incentive Plan, 2014 Stock Incentive Plan and Employee Stock Purchase Plan (“ESPP”). No additional awards may be granted under our 2009 Stock Incentive Plan.

(2)
Includes: options outstanding for 3,542,750 shares of Common Stock; 197,105 shares of Common Stock to be issued in connection with deferred compensation obligations; 331,465 shares underlying unvested RSUs and 998,814 shares of Common Stock that would be issued on account of outstanding PSUs if the target performance level is achieved. Assuming, instead, that the maximum performance level was achieved on such PSUs, the amount of Common Stock that would be issued on account of outstanding awards would increase by 998,814 shares.

The total number of shares subject to outstanding awards in the table above includes 353,534 shares on account of PSUs, at target, with the performance period ended December 31, 2020. The determination of achievement of performance results on such PSUs was performed by the MD&C Committee in February 2021, and the Company achieved (a) maximum performance criteria on the Cash Flow PSUs, yielding a 200% payout and (b) above threshold performance criteria on the TSR PSUs, yielding a 172.84% payout. A total of 436,269 shares of Common Stock were issued on account of such PSUs in February 2021, net of units deferred, of which 234,526 shares of Common Stock were included in the first column of the table above.

Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and, due to the look-back pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.

(3)
Excludes PSUs and RSUs because those awards do not have exercise prices associated with them. Also excludes purchase rights under the ESPP for the reasons described in (2) above.

(4)
The shares remaining available include 3,237,157 shares under our ESPP and 18,017,713 shares under our 2014 Stock Incentive Plan, assuming payout of PSUs at maximum. Assuming payout of PSUs at target, the number of shares remaining available for issuance under our 2014 Stock Incentive Plan would be 19,016,527.

48   |       2021 Proxy Statement

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on The Proxy Card)
Our Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2021, subject to ratification by our stockholders. Representatives of Ernst & Young LLP will attend the virtual Annual Meeting. They will be able to make a statement if they want, and will be available to answer appropriate questions submitted by stockholders during the virtual Annual Meeting.
Although ratification of the selection of Ernst & Young LLP is not required by our By-laws or otherwise, we are submitting the selection to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good governance. If our stockholders do not ratify our selection, it will be considered a direction to our Board and Audit Committee to consider selecting another firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change is in the best interests of the Company and our stockholders.
Independent Registered Public Accounting Firm Fee Information
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:
	2020	2019
	(In millions)
Audit Fees	$6.2	$4.5
Audit-Related Fees	—	0.1
Tax Fees	—	—
All Other Fees	—	—
Total	$6.2	$4.6
Audit fees includes fees for the annual audit, reviews of the Company’s Quarterly Reports on Form 10-Q, work performed to support the Company’s debt issuances, accounting consultations, and separate subsidiary audits required by statute or regulation. Audit-related fees principally include financial due diligence services relating to acquisitions.
The Audit Committee has adopted procedures for the approval of Ernst & Young LLP’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval. The services are grouped into significant categories and provided to the Audit Committee in the format shown above. All projects that have the potential to exceed $100,000 are separately identified and reported to the Committee for approval. The Audit Committee Chairman has the authority to approve additional services, not previously approved, between Committee meetings. Any additional services approved by the Audit Committee Chairman between Committee meetings are reported to the full Audit Committee at the next regularly scheduled meeting. The Audit Committee is updated on the status of all services and related fees at every regular meeting. In 2020 and 2019, the Audit Committee or Audit Committee Chairman pre-approved all audit and audit-related services performed by Ernst & Young LLP. As set forth in the Audit Committee Report, the Audit Committee has considered whether the provision of these audit-related services is compatible with maintaining auditor independence and has determined that it is.
Vote Required for Approval
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote.
   2021 Proxy Statement   |   49

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 3 on the Proxy Card)
Pursuant to Section 14A of the Exchange Act, stockholders are entitled to an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). The Board of Directors has determined that it will include this “say on pay” vote in the Company’s proxy materials annually, pending consideration of future advisory stockholder votes on the frequency of this advisory vote on executive compensation.
We encourage stockholders to review the Compensation Discussion and Analysis and the Executive Compensation Tables on pages 23 to 48 of this Proxy Statement. The Company has designed its executive compensation program to be supportive of, and align with, the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking. The following key structural elements and policies, discussed in more detail in the Compensation Discussion and Analysis, further the objective of our executive compensation program and evidence our dedication to competitive and reasonable compensation practices that are in the best interests of stockholders:
•
a significant portion of our named executive’s target compensation is linked to Company performance and long-term equity awards, which aligns executives’ interests with those of stockholders;

•
our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

•
performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

•
performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year;

•
all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•
the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found; and

•
the Company has adopted policies that limit executive officer severance benefits and prohibit it from entering into new agreements with executive officers that provide for certain death benefits or tax gross-up payments.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:
RESOLVED, that the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement, is hereby APPROVED.
Vote Required for Approval
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote. Because the vote is advisory, it will not be binding, and neither the Board nor the MD&C Committee will be required to take any action as a result of the outcome of the vote on this proposal. The MD&C Committee will carefully consider the outcome of the vote in connection with future executive compensation arrangements.
OTHER MATTERS
The Company does not intend to bring any other matters before the Annual Meeting, nor does the Company have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the people named as proxy holders to vote using their judgment.
50   |       2021 Proxy Statement

VIEW MATERIALS & VOTE w SCAN TO WASTE MANAGEMENT, INC. 800 CAPITOL STREET SUITE 3000 HOUSTON, TX 77002 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WM2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D42513-P49089 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WASTE MANAGEMENT, INC. The Board of Directors recommends you vote FOR each of the nominees in item 1 and FOR proposals 2 and 3: 1. Election of Directors Nominees: For Against Abstain 1a. James C. Fish, Jr. 1b. Andrés R. Gluski For Against Abstain 1c. Victoria M. Holt 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2021. Non-binding, advisory proposal to approve our executive compensation. 1d. Kathleen M. Mazzarella 3. 1e. Sean E. Menke NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. 1f. William B. Plummer 1g. John C. Pope 1h. Maryrose T. Sylvester 1i. Thomas H. Weidemeyer The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees in item 1 and FOR proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available on the "Investors" webpage at www.wm.com. D42514-P49089 WASTE MANAGEMENT, INC. Annual Meeting of Stockholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) of Waste Management, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 31, 2021, and hereby appoint(s) James C. Fish, Jr. and Charles C. Boettcher, Sr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Waste Management, Inc., to be held May 11, 2021, at 11:00 A.M., Central Time and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. Attention participants in 401(k) plans: If you have an interest in the Common Stock of Waste Management, Inc. through participation in the Waste Management Retirement Savings Plan, you may confidentially instruct the Trustee(s) of the plan on how to vote the shares representing your proportionate interest in such plan's assets. The Trustee(s) shall vote shares in accordance with any instructions received. Any shares for which the Trustee(s) has/have not received timely voting instructions shall be voted by the Trustee(s), pursuant to the direction of the State Street Bank and Trust Company, as Investment Manager for the Common Stock held through the plan. The voting deadline for 401(k) plan participants is 11:59 P.M. Eastern Time on May 9, 2021.